                                                                   EXHIBIT 10(t)



                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG





                      UNITED STATES LIME & MINERALS, INC.;
                    TEXAS LIME COMPANY; ARKANSAS LIME COMPANY


                                       AND


                               NATIONAL CITY BANK





                              DATED: MARCH 3, 2003

                                TABLE OF CONTENTS


                                                                                                       Page

1.       DEFINITIONS.....................................................................................1


2.       THE WC LINE; THE EQUIPMENT LINE; USE OF PROCEEDS................................................9

         2.1      WC LINE OF CREDIT......................................................................9
         2.2      LETTERS OF CREDIT......................................................................9
         2.3      EQUIPMENT LINE OF CREDIT..............................................................10
         2.4      USE OF PROCEEDS.......................................................................10
         2.5      METHOD OF ADVANCES....................................................................10
         2.6      CLOSING...............................................................................11

3.       INTEREST RATE..................................................................................11

         3.1      INTEREST ON THE WC LINE...............................................................11
         3.2      INTEREST ON THE EQUIPMENT LINE........................................................11
         3.3      INTEREST RATE ELECTIONS - WC LINE.....................................................11
         3.4      INTEREST RATE ELECTIONS - EQUIPMENT LINE..............................................12
         3.5      CERTAIN PROVISIONS REGARDING LIBOR RATES..............................................12
         3.6      FALL BACK RATE........................................................................12
         3.7      LIBOR RATE BORROWINGS.................................................................12
         3.8      LIBOR OR LIBOR MARKET INDEX RATE UNLAWFUL.............................................12
         3.9      LIBOR RATE UNASCERTAINABLE OR UNAVAILABLE.............................................13
         3.10     DEFAULT INTEREST......................................................................13
         3.11     POST JUDGMENT INTEREST................................................................13
         3.12     CALCULATION...........................................................................13
         3.13     LIMITATION OF INTEREST TO MAXIMUM LAWFUL RATE.........................................13

4.       PAYMENTS AND FEES..............................................................................13

         4.1      INTEREST PAYMENTS ON THE WC LINE......................................................13
         4.2      PRINCIPAL PAYMENTS ON THE WC LINE.....................................................13
         4.3      PRINCIPAL AND INTEREST PAYMENTS ON THE EQUIPMENT LINE.................................13
         4.4      LATE CHARGE...........................................................................13
         4.5      PREPAYMENT............................................................................14
         4.6      LETTER OF CREDIT FEES.................................................................14
         4.7      UNUSED FEE............................................................................14
         4.8      FIELD EXAM AND APPRAISAL FEES.........................................................14
         4.9      PAYMENT METHOD........................................................................14
         4.10     APPLICATION OF PAYMENTS...............................................................14
         4.11     LOAN ACCOUNT..........................................................................14
         4.12     INDEMNITY; LOSS OF MARGIN.............................................................14

5.       SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.................................15

         5.1      GRANT OF SECURITY.....................................................................15
         5.2      GENERAL...............................................................................16
         5.3      COLLECTION OF RECEIVABLES; PROCEEDS OF COLLATERAL.....................................16

6.       REPRESENTATIONS AND WARRANTIES.................................................................16

         6.1      VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION...................................16
         6.2      LICENSES..............................................................................16
         6.3      OWNERSHIP INTERESTS...................................................................17
         6.4      SUBSIDIARIES..........................................................................17
         6.5      FINANCIAL STATEMENTS..................................................................17
         6.6      NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION.....................................17
         6.7      PENDING LITIGATION OR PROCEEDINGS.....................................................17
         6.8      DUE AUTHORIZATION; NO LEGAL RESTRICTIONS..............................................17
         6.9      ENFORCEABILITY........................................................................17



         6.10     NO DEFAULT UNDER OTHER OBLIGATIONS, ORDERS OR GOVERNMENTAL REGULATIONS................17
         6.11     GOVERNMENTAL CONSENTS.................................................................18
         6.12     TAXES    .............................................................................18
         6.13     TITLE TO COLLATERAL...................................................................18
         6.14     ADDRESSES.............................................................................18
         6.15     CURRENT COMPLIANCE....................................................................18
         6.16     PENSION PLANS.........................................................................18
         6.17     LEASES AND CONTRACTS..................................................................18
         6.18     INTELLECTUAL PROPERTY.................................................................18
         6.19     ELIGIBLE INVENTORY WARRANTIES.........................................................18
         6.20     ELIGIBLE RECEIVABLES WARRANTIES.......................................................19
         6.21     [INTENTIONALLY OMITTED]...............................................................19
         6.22     INTERRELATEDNESS OF BORROWERS.........................................................19
         6.23     ENVIRONMENTAL REPRESENTATIONS.........................................................19
         6.24     ACCURACY OF REPRESENTATIONS AND WARRANTIES............................................20

7.       AFFIRMATIVE COVENANTS..........................................................................20

         7.1      PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS...............................20
         7.2      MAINTENANCE OF PROPERTY...............................................................20
         7.3      ACCOUNTING METHODS AND FINANCIAL RECORDS..............................................20
         7.4      PAYMENT AND PERFORMANCE OF OBLIGATIONS................................................21
         7.5      COMPLIANCE WITH LAWS AND APPROVALS....................................................21
         7.6      ENVIRONMENTAL LAWS....................................................................21
         7.7      COMPLIANCE WITH ERISA.................................................................21
         7.8      COMPLIANCE WITH AGREEMENTS............................................................21
         7.9      CONDUCT OF BUSINESS...................................................................21
         7.10     VISITS AND INSPECTIONS................................................................21
         7.11     FURTHER ASSURANCES....................................................................22
         7.12     INSURANCE.............................................................................22
         7.13     ADDITIONAL DOCUMENTS AND FUTURE ACTIONS...............................................22
         7.14     ACCOUNTS RECEIVABLE...................................................................22
         7.15     MAJOR BANK ACCOUNT....................................................................23

8.       FINANCIAL COVENANTS............................................................................23

         8.1      DEBT SERVICE COVERAGE RATIO...........................................................24
         8.2      TANGIBLE NET WORTH....................................................................24

9.       NEGATIVE COVENANTS.............................................................................24

         9.1      LIMITATIONS ON DEBT...................................................................24
         9.2      LIMITATIONS ON GUARANTY OBLIGATIONS...................................................24
         9.3      LIMITATIONS ON LIENS..................................................................24
         9.4      LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS..........................25
         9.5      LIMITATIONS ON MERGERS AND LIQUIDATION................................................26
         9.6      LIMITATIONS ON SALE OF ASSETS.........................................................26
         9.7      LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS............................................26
         9.8      LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK.................................27
         9.9      TRANSACTIONS WITH AFFILIATES..........................................................27
         9.10     CERTAIN ACCOUNTING CHANGES............................................................27
         9.11     AMENDMENTS; PAYMENTS AND PREPAYMENTS OF SUBORDINATED DEBT.............................27
         9.12     RESTRICTIVE AGREEMENTS................................................................27
         9.13     JURISDICTION OF ORGANIZATION..........................................................27
         9.14     OTHER BANK ACCOUNTS...................................................................27

10.      FINANCIAL INFORMATION AND NOTICES..............................................................27

         10.1     FINANCIAL STATEMENTS AND PROJECTIONS..................................................27
         10.2     OFFICER'S COMPLIANCE CERTIFICATE......................................................28
         10.3     BORROWING BASE CERTIFICATIONS AND RELATED DOCUMENTS...................................28
         10.4     OTHER REPORTS.........................................................................28



         10.5     NOTICE OF LITIGATION AND OTHER MATTERS................................................28
         10.6     ACCURACY OF INFORMATION...............................................................29

11.      CONDITIONS OF CLOSING..........................................................................29

         11.1     LOAN DOCUMENTS........................................................................29
         11.2     REPRESENTATIONS AND WARRANTIES........................................................29
         11.3     NO DEFAULT............................................................................29
         11.4     PROCEEDINGS AND DOCUMENTS.............................................................29
         11.5     LANDLORD'S OR WAREHOUSEMAN'S RELEASE AND WAIVER AGREEMENTS............................30
         11.6     DELIVERY OF OTHER DOCUMENTS...........................................................30
         11.7     NON-WAIVER OF RIGHTS..................................................................30


12.      CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES......................................................30

         12.1     REPRESENTATIONS AND WARRANTIES........................................................30
         12.2     NO DEFAULT............................................................................30
         12.3     OTHER REQUIREMENTS....................................................................30

13.      DEFAULT AND REMEDIES...........................................................................31

         13.1     EVENTS OF DEFAULT.....................................................................31
         13.2     REMEDIES..............................................................................32
         13.3     SALE OR OTHER DISPOSITION OF COLLATERAL...............................................33
         13.4     ACTIONS WITH RESPECT TO ACCOUNTS......................................................33
         13.5     SET-OFF...............................................................................35
         13.6     TURNOVER OF PROPERTY HELD BY BANK.....................................................35
         13.7     DELAY OR OMISSION NOT WAIVER..........................................................35
         13.8     REMEDIES CUMULATIVE; CONSENTS.........................................................35
         13.9     CERTAIN FEES, COSTS, EXPENSES, EXPENDITURES AND INDEMNIFICATION.......................35
         13.10    TIME IS OF THE ESSENCE................................................................36
         13.11    ACKNOWLEDGEMENT OF CONFESSION OF JUDGMENT PROVISIONS..................................36

14.      COMMUNICATIONS AND NOTICES.....................................................................36

         14.1     COMMUNICATIONS AND NOTICES............................................................36

15.      WAIVERS........................................................................................37

         15.1     WAIVERS...............................................................................37
         15.2     FORBEARANCE...........................................................................37
         15.3     LIMITATION ON LIABILITY...............................................................37

16.      SUBMISSION TO JURISDICTION.....................................................................38

         16.1     SUBMISSION TO JURISDICTION............................................................38

17.      AMENDMENTS.....................................................................................38

18.      MISCELLANEOUS..................................................................................38

         18.1     BROKERS...............................................................................38
         18.2     USE OF BANK'S NAME....................................................................38
         18.3     NO JOINT VENTURE......................................................................38
         18.4     JOINT AND SEVERAL LIABILITY...........................................................38
         18.5     SURVIVAL..............................................................................38
         18.6     NO ASSIGNMENT BY BORROWERS............................................................39
         18.7     ASSIGNMENT OR SALE BY BANK............................................................39
         18.8     BINDING EFFECT........................................................................39
         18.9     SEVERABILITY..........................................................................39
         18.10    NO THIRD PARTY BENEFICIARIES..........................................................39
         18.11    MODIFICATIONS.........................................................................39
         18.12    HOLIDAYS..............................................................................39

         18.13    LAW GOVERNING.........................................................................39
         18.14    INTEGRATION...........................................................................39
         18.15    EXHIBITS AND SCHEDULES................................................................39
         18.16    HEADINGS............................................................................. 39
         18.17    COUNTERPARTS..........................................................................39
         18.18    WAIVER OF RIGHT TO TRIAL BY JURY......................................................39

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (the "AGREEMENT") is made effective the 3rd day of March, 2003, by and among UNITED STATES LIME & MINERALS, INC. ("UNITED STATES LIME"); TEXAS LIME COMPANY ("TEXAS LIME"); ARKANSAS LIME COMPANY ("ARKANSAS LIME" and, together with United States Lime and Texas Lime, collectively, the "BORROWERS" and each a "BORROWER") and NATIONAL CITY BANK ("BANK").

                                   BACKGROUND

         A. Borrowers have requested that Bank extend certain credit facilities to Borrowers, which Bank is willing to do on the terms set forth herein.

         B. Capitalized terms used herein will have the meanings set forth therefor in Section 1 of this Agreement.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrowers by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

                  1.1 ACCOUNTING TERMS. As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

                  1.2 UCC TERMS. Subject to SECTION 1.1, all terms used herein and defined in the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania from time to time shall have the meanings given therein unless otherwise defined herein.

                  1.3 "ADVANCE" means any loan or extension of credit (including, without limitation, letters of credit issued by Bank for the account of any Borrower) by Bank to or for the account of a Borrower.

                  1.4 "AFFILIATE", as to any Person, means (a) each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question and (b) any person who is an officer, director, member, manager or partner of (i) such Person, (ii) any subsidiary of such Person or (iii) any Person described in the preceding clause (a). Without limiting the generality of the foregoing, National City Leasing shall be deemed an Affiliate of Bank.

                  1.5 "APPLICABLE LAW" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all applicable orders and decrees of all courts and arbitrators.

                  1.6 "BANK" shall have the meaning given such term in the introductory paragraph of this Agreement and shall include all permitted successors and assigns of such Person.

                  1.7 "BANK INDEBTEDNESS" shall mean all obligations and Indebtedness of any Borrower to Bank, or any Affiliate of Bank (including, but not limited to, any Affiliate providing equipment lease financing), whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of any Borrower by Bank, all obligations to Bank under any Hedging Agreements, all other obligations or undertakings now or hereafter made by or for the benefit of any Borrower to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by any Borrower with Bank, including, without limitation, all obligations of any Borrower to Bank under any guaranty or surety agreement and all obligations of any Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

                  1.8 "BORROWER" and "BORROWERS" shall have the meaning given such terms in the introductory paragraph of this Agreement and shall include all permitted successors and assigns of such Persons.

                  1.9 "BORROWING BASE AMOUNT" means, at any time, the sum of (a) an amount up to eighty-five percent (85%) of the amount of Borrowers' Eligible Receivables, plus (b) the lesser of (i) the Inventory Sublimit and (ii) the sum of (A) an amount up to fifty percent (50%) of the Value of that portion of Borrowers' Eligible Inventory consisting of raw materials (stone); plus (B) sixty percent (60%) of the Value of that portion of Borrowers' Eligible Inventory consisting of finished goods; plus (C) thirty percent (30%) of the Value of that portion of Borrowers' Eligible Inventory consisting of spare parts for equipment used in connection with Borrowers' mining operations at Cleburne, Texas and Batesville, Arkansas.

                  1.10 "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized by law to close.

                  1.11 "CAPITAL ASSET" means, with respect to Borrowers and their respective Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrowers and their respective Subsidiaries.

                  1.12 "CAPITAL EXPENDITURES" means, with respect to Borrowers and their respective Subsidiaries, any expenditure that should be classified as a capital expenditure on a statement of cash flow prepared in accordance with GAAP.

                  1.13 "CAPITAL LEASE" means, with respect to the Borrowers and their respective Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers and their respective Subsidiaries.

                  1.14 "CHANGE IN CONTROL" shall have the meaning assigned thereto in SECTION 13.1(h) below.

                  1.15 "CLOSING DATE" means the date of this Agreement.


                  1.16 "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

                  1.17 "COLLATERAL" shall have the meaning given such term in
SECTION 5.2 below.

                  1.18 "CONSOLIDATED" means, when used with reference to financial statements or financial statement items of the Borrowers and their respective Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

                  1.19 "CORPORATION" means a corporation, partnership, limited liability company, trust, unincorporated organization, association or joint stock company.

                  1.20 "CREDIT AGREEMENT" means that certain Credit Agreement dated April 22, 1999 among Borrowers, the Lenders referenced therein and Wachovia Bank, National Association (formerly First Union National Bank), as Administrative Agent, as the same may be modified, amended and restated from time to time.

                  1.21 "DEBT SERVICE" means the sum of (a) for any period of four consecutive fiscal quarters, Interest Expense in respect of such period, plus (b) an amount equal to the principal payments on all Indebtedness due and payable during the next succeeding four fiscal quarters.

                  1.22 "DEBT SERVICE COVERAGE RATIO" means, as of last day of any fiscal quarter, the ratio of Borrowers' EBITDA to Debt Service, both calculated for the period of four consecutive fiscal quarters ending on such day.

                  1.23 "DEFAULT" means any event which with the giving of notice, passage of time or both, would constitute an Event of Default.

                  1.24 "DIVIDEND" shall have the meaning set forth in SECTION
9.7 below.

                  1.25 "EBITDA" means, for any period, the sum of Borrowers' Consolidated Net Income, plus (i) taxes, (ii) depreciation, (iii) amortization,
(iv) Interest Expense, and (v) depletion for such period.

                  1.26 "ELIGIBLE EQUIPMENT COSTS" means, with respect to equipment to be purchased with any Advance under the Equipment Line, the actual cost of such item of equipment only, excluding any sums paid in connection therewith for delivery, installation, maintenance, service, warranty, training or otherwise, in each case as determined by Bank based on invoices and such other documentation as shall be requested by and which is satisfactory to Bank.

                  1.27 "ELIGIBLE INVENTORY" means inventory in the possession of Borrowers, which has been extracted from the ground, in which Bank has a prior, perfected, first priority lien, which complies with the representations set forth in SECTION 6.19 below, and meets all specifications established by Bank from time to time in its reasonable credit judgment. Eligible Inventory shall not include (a) consignment inventory; (b) inventory consisting of fuels; (c) obsolete, slow-moving or unmerchantable inventory or inventory which is not in good condition or not currently usable or salable in the ordinary course of Borrowers' business as determined by Bank in its sole discretion; (d) inventory consisting of packaging, shipping materials or supplies; (e) inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. Section 215(a)(1); (f) inventory consisting of a controlled substance or substances for which Bank would need a license or permit to sell or dispose of; and (g) inventory located at a leased location or at a warehouse location unless Bank has received a Waiver Agreement in form and content satisfactory to Bank. In the event that inventory previously scheduled, listed or referred to, in any statement or report by or on behalf of either Borrower and upon which Borrowers are basing availability under the WC Line ceases to be Eligible Inventory, Borrowers shall notify Bank thereof immediately.

                  1.28 "ELIGIBLE RECEIVABLES" means accounts receivable of Borrowers in which Bank has a prior, perfected first priority lien, which are less than ninety (90) days from the original invoice date, are not subject to offsets, deductions, counterclaim, discount, credit, charge back, freight claim, allowance or adjustment, comply with the representations set forth in SECTION
6.20 below and meet all specifications established by Bank from time to time in its reasonable credit judgment. Eligible Receivables shall not include: (a) non-trade receivables, (b) foreign accounts receivable; (c) contra-accounts; (d) intercompany accounts or accounts from other affiliated corporations, organizations or individuals; (e) accounts receivable from the United States government or any of its agencies which have not been assigned to Bank under the Assignment of Claims Act; (f) finance charges; (g) lease receivables; (h) accounts receivable owed by a Person if thirty-five percent (35%) or more of such Person's accounts receivable owed to Borrower are ninety (90) days or more past original invoice date (provided, that, accounts receivable due Borrowers from Owens Corning and arising prior to the filing of Owens Corning's petition for protection under Chapter 11 of the United States Bankruptcy Code shall be excluded for purposes of calculations with regard to Owens Corning under this subsection 1.28(h)); (i) that portion of accounts receivable concentrated in individual account debtors in excess of a percentage, not less than twenty percent (20%) of all Eligible Receivables, as may be established by Bank from time to time in its reasonable credit judgment; and (j) any account with respect to which the account debtor is located in a state which requires a Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (1) receive a certificate of authority to do business and be in good standing in such state; or (2) file a notice of business activities report or similar report with such state's taxing authority, unless (w) such Borrower has taken one of the actions described in clauses (1) or (2); (x) the failure to take one of the actions described in either clause (1) or (2) may be cured retroactively by such Borrower at its election; (y) such Borrower has proven, to Bank's satisfaction, that it is exempt from any such requirements under any such state's laws; or (z) failure by such Borrower to take one of the actions described in either clause (1) or (2) would not have a Material Adverse Effect. Borrowers shall immediately notify Bank if any account receivable previously scheduled, listed or referred to in any certificate, statement or report by either Borrower and upon which Borrowers are basing availability under the WC Line ceases to be an Eligible Receivable.

                  1.29 "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrowers, any Borrower, or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrowers, any Borrower, or any current or former ERISA Affiliate.

                  1.30 "ENVIRONMENTAL CLEANUP SITE" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  1.31 "ENVIRONMENTAL LAWS" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

                  1.32 "EQUIPMENT LINE" shall have the meaning provided for such term in SECTION 2.3 below.

                  1.33 "EQUIPMENT LINE ADVANCE PERIOD" means the period of time commencing on the date hereof and continuing through and including, March __, 2004.

                  1.34 "EQUIPMENT LINE NOTE" shall have the meaning provided for such term in SECTION 2.3 below.

                  1.35 "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

                  1.36 "ERISA AFFILIATE" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b),
(c), (m) or (o) of the Code or Section 4001(b) of ERISA.

                  1.37 "EVENT OF DEFAULT" means each of the events specified in
SECTION 13.1 below.

                  1.38 "FISCAL YEAR" means the fiscal year of the Borrowers and their Subsidiaries ending on December 31.

                  1.39 "FIXED RATE" means a fixed per annum rate of interest for an Advance under the Equipment Line quoted by Bank to Borrowers at the time of the request for such Advance.

                  1.40 "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated and, except as otherwise required by GAAP, consistent with the prior financial practice of the Borrowers and their Subsidiaries.

                  1.41 "GOOD BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania or London, England are authorized by law to close.

                  1.42 "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

                  1.43 "GOVERNMENTAL AUTHORITY" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any public or quasi-public corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  1.44 "GUARANTY OBLIGATION" means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit or like obligations in the ordinary course of business.

                  1.45 "HAZARDOUS MATERIALS" means any substances or materials
(a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which requires investigation or remediation under any Applicable Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, or (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances (in unsafe form) or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

                  1.46 "HEDGING AGREEMENTS" means any interest rate protection agreement, swap agreement (as defined in 11 U.S.C. Section 101), foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements between any Borrower and Bank.

                  1.47 "INDEBTEDNESS", as applied to a Person, means without duplication:

                            (a) all items (except items of capital stock,
surplus or undivided profits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

                            (b) to the extent not included in the foregoing, all
indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

                            (c) to the extent not included in the foregoing, all
indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

                  1.48 "INTEREST EXPENSE" means, for any period, total interest expense (including, without limitation, interest expense attributable to Capital Leases) determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP.

                  1.49 "INTEREST PERIOD" shall mean, with respect to any LIBOR Rate Advance, the period commencing on the date of borrowing of such LIBOR Rate Advance and continuing through and including the last day of the period selected by Borrower in the related LIBOR Rate Notification, subject to the following provisions:

                            (a) with respect to the WC Line, Borrower may not
select for any LIBOR Rate Advance an Interest Period which ends after the WC Contract Period;

                            (b) whenever the last day of an Interest Period
would otherwise occur on a day other than a Business Day, the last day of such Interest Period will be extended to occur on the next succeeding Business Day; and

                            (c) if any Interest Period begins on a day for which
there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month

                  1.50 "INVENTORY SUBLIMIT" means One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00).

                  1.51 "INVESTMENT" shall have the meaning set forth in SECTION
9.4 below.

                  1.52 "LETTER OF CREDIT SUBLIMIT" means Two Hundred Thousand Dollars ($200,000.00).

                  1.53 "LIBOR MARKET INDEX RATE" means, as of any day, the sum of (a) the London interbank offered rate for one month U.S. dollar deposits as reported on Telerate Page 3750 (or any successor page) - British Bankers Association Interest Settlement Rates, as of 11:00 a.m. London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Lender from another recognized source or interbank quotation), plus (b) the LIBOR Rate Margin.

                  1.54 "LIBOR RATE" means with respect to any LIBOR Rate Advance for the Interest Period applicable thereto, the sum of (a) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) - British Bankers Association Interest Settlement Rates, as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750 (or any successor page), the applicable rate shall be the arithmetic mean of all such rates and provided, further, LIBOR Rate shall be increased by any then applicable Eurocurrency liability reserve requirement imposed by the Board of Governors of the Federal Reserve, plus (b) the LIBOR Rate Margin.

                  1.55 "LIBOR RATE ADVANCE" means any Advance accruing interest at the LIBOR Rate.

                  1.56 "LIBOR RATE MARGIN" means 275 basis points.

                  1.57 "LIBOR RATE NOTIFICATION" means an irrevocable written notice in form acceptable to Bank requesting the LIBOR Rate, which notice must be provided to Bank prior to 10:00 a.m. Philadelphia, Pennsylvania time on a Business Day which is at least three (3) Good Business Days prior to the date on which such rate is requested to take effect, specifying:

                            (a) the principal amount which is to accrue interest
at such rate;

                            (b) the date on which such rate is to take effect
and the Interest Period; and

                            (c) whether such principal amount is a new advance,
a conversion from another interest rate or a renewal of another interest rate.

                  1.58 "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                  1.59 "LOAN ACCOUNT" has the meaning given such term in SECTION
4.11 below.

                  1.60 "LOAN DOCUMENTS" means this Agreement, the WC Line Note, the Equipment Line Note and all other documents executed or delivered by Borrowers pursuant to this Agreement or in connection herewith, as they may be amended from time to time.

                  1.61 "MATERIAL ADVERSE EFFECT" means, with respect to the Borrowers, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any Borrower or the ability of any such Person to perform its obligations under the Loan Documents, in each case to which it is a party.

                  1.62 "MATERIAL CONTRACT" means any contract or agreement, written or oral, of the Borrowers, any Borrower, or any of their respective Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                  1.63 "MAXIMUM EQUIPMENT LINE AMOUNT" means at any time Two Million Dollars ($2,000,000.00), inclusive of amounts then outstanding under any equipment lease agreements now or hereafter in existence between any Borrower and Bank or any Affiliate of Bank.

                  1.64 "MAXIMUM WC LINE AMOUNT" means, initially, Five Million Dollars ($5,000,000.00), subject to increase to Six Million Dollars ($6,000,000.00) in accordance with SECTION 2.1 below.

                  1.65 "MULTIEMPLOVER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrowers or any ERISA Affiliate is making, or is accruing an obligation to make, or within the six years immediately preceding, has made, contributions.

                  1.66 "NET CASH PROCEEDS" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by a Borrower or any of its Subsidiaries from such sale less the sum of
(i) all income taxes and other taxes assessed by a Governmental Authority as a result of such sale and any other fees and expenses incurred in connection with such sale and (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) sold, which Indebtedness is required to be repaid in connection with such sale, (b) with respect to any offering of capital stock or issuance of Indebtedness, the gross cash proceeds received by such Borrower or any of its Subsidiaries therefrom less all legal, underwriting and other fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by such Borrower or its Subsidiaries from an insurance company or Governmental Authority, as applicable, net of all taxes, if any, and expenses of collection.

                  1.67 "NET INCOME" means for any period the Consolidated net income of Borrowers and their Subsidiaries determined in accordance with GAAP consistently applied.

                  1.68 "OFFICER'S COMPLIANCE CERTIFICATE" shall have the meaning assigned thereto in SECTION 10.2 below.

                  1.69 "OUT-OF-FORMULA ADVANCE" means the amount by which the
(a) then outstanding Advances under the WC Line exceeds, (b) Borrowing Base Amount.

                  1.70 "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.


                  1.71 "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrowers or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrowers or any of their current or former ERISA Affiliates.

                  1.72 "PERMITTED LIENS" means the Liens in the Collateral permitted by SECTION 9.3 below.

                  1.73 "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

                  1.74 "PRIME RATE" means the sum of (a) the annual interest rate established from time to time by Bank and generally known by Bank as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers, which rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower, plus (b) the Prime Rate Margin.

                  1.75 "PRIME RATE ADVANCE" means any Advance accruing interest at the Prime Rate.

                  1.76 "PRIME RATE MARGIN" means 25 basis points.

                  1.77 "REAL PROPERTY" had the meaning given such term in
SECTION 6.23 below.

                  1.78 "SOLVENT" means, as to a Borrower or Subsidiary on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, at fair valuation, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature. 1.79 "SUBORDINATED DEBT" means the collective reference to Indebtedness on SCHEDULE 9.1 hereof designated as Subordinated Debt and any other Indebtedness of any of the Borrowers or any Subsidiary subordinated in right and time of payment to the Bank Indebtedness on terms satisfactory to Bank.

                  1.80 "SUBSIDIARY" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrowers.

                  1.81 "TANGIBLE NET WORTH" means the sum of each Borrower's (a) capital stock, (b) cumulative retained earnings, (c) additions to capital, (d) capital in excess of par or stated value, and (e) any other account which, in accordance with GAAP constitutes shareholders equity, less the sum of each Borrower's (i) treasury stock, and (ii) intangible assets carried on the books of Borrowers, all as determined in accordance with GAAP.

                  1.82 "TERMINATION EVENT" means: (a) a "Reportable Event" described in Section 4043 of ERISA, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or
(e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  1.83 "VALUE" means, with respect to Eligible Inventory, the lower of cost (determined on an average cost basis) or market value, exclusive of any transportation, processing or handling charges.

                  1.84 "WAIVER AGREEMENT" means an agreement in form and content satisfactory to Bank in its sole discretion executed by a landlord of a leased location of any Borrower or a warehouseman of a warehouse location of any Borrower pursuant to which, inter alia, such landlord or warehouseman waives any and all rights against any Collateral at such location and permits Bank access to such location for the purpose of selling and taking possession of any Collateral at such location.

                  1.85 "WC LINE" shall have the meaning provided for such term in SECTION 2.1 below.

                  1.86 "WC LINE CONTRACT PERIOD" means the period of time commencing on the date hereof and continuing through and including, March 1, 2004.

                  1.87 "WC LINE NOTE" shall have the meaning provided for such term in SECTION 2.1 below.

                  1.88 "WHOLLY-OWNED" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary, exclusive of directors' qualifying shares, if any, are, directly or indirectly, owned or controlled by a Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         2. THE WC LINE; THE EQUIPMENT LINE; USE OF PROCEEDS.

                  2.1 WC LINE OF CREDIT.

                            (a) Bank will establish for Borrowers for and during
the WC Line Contract Period, subject to the terms and conditions hereof, a revolving line of credit (the "WC LINE") pursuant to which Bank will from time to time make Advances to Borrowers in a principal amount not exceeding at any one time outstanding in the aggregate the lesser of the: (i) Borrowing Base Amount, or (ii) Maximum WC Line Amount. Within the limitations set forth above, Borrowers may borrow, repay and reborrow under the WC Line. The WC Line shall be subject to all terms and conditions set forth in all of the Loan Documents, which terms and conditions are incorporated herein. Borrowers' obligation to repay Advances under the WC Line shall be evidenced by Borrowers' promissory note (the "WC LINE NOTE") in the face amount of Five Million Dollars ($5,000,000.00), which shall be in the form attached hereto as EXHIBIT "A", with the blanks appropriately filled in. At the end of the WC Line Contract Period, the WC Line shall be subject to review and renewal, at the sole discretion of Bank.

                            (b) Subsequent to the date hereof, and to the extent
permitted by this Agreement, Borrowers intend to seek additional equity and/or Subordinated Debt for the purposes of financing the construction of Phase II at Arkansas Lime's facility located at Batesville, Arkansas (the "ADDITIONAL FUNDING"). If Borrowers obtain the Additional Funding (or commitments therefor reasonably satisfactory to Bank) in an amount equal to or greater than Ten Million Dollars ($10,000,000.00), Bank will, at Borrowers' request and upon receipt of evidence reasonably satisfactory to Bank of the existence of the Additional Funding, increase the Maximum WC Line Amount to Six Million Dollars ($6,000,000.00), provided that no Default or Event of Default shall have occurred and be continuing. Contemporaneously with such increase, Borrowers shall execute and deliver to Bank an Allonge to the WC Line Note in form and content reasonably satisfactory to Bank evidencing the increased WC Line Maximum Amount.

                  2.2 LETTERS OF CREDIT. Bank, at its sole discretion, may issue for the account of Borrowers under the WC Line standby letters of credit in form and content satisfactory to Bank, at its sole discretion. Notwithstanding the foregoing, at no time shall the (i) aggregate face amount of all outstanding letters of credit issued under the WC Line exceed the Letter of Credit Sublimit; and (ii) principal balance of the WC Line, plus the aggregate face amount of all outstanding letters of credit issued under the WC Line, exceed the lesser of the
(A) Borrowing Base Amount or (B) Maximum Line Amount.

                            Borrowers will execute a letter of credit
application and letter of credit agreement, and such other documents as may be required by Bank in connection with the issuance of letters of credit hereunder in substantially the form attached hereto as EXHIBIT "D". The outstanding face amount of all letters of credit issued by Bank pursuant hereto will reduce Borrowers' ability to borrow under the WC Line as if such face amount were an Advance under the Line. In the event that Bank pays any sums due pursuant to such letters of credit for any reason, such payment shall be deemed to be an Advance under the WC Line repayable by Borrowers pursuant to the terms hereof.

                            In the event that the WC Line is terminated for any
reason or demand is made thereunder, Borrowers will deposit with Bank in an interest bearing account an amount equal to the face amount of all letters of credit then outstanding which have been issued hereunder, plus all fees related thereto or to accrue thereunder. Such funds will be held by Bank as cash collateral to secure Borrowers' obligations hereunder.

                            Borrowers hereby assume all risks of the acts or
omissions of Bank and any beneficiary of any letter of credit issued by Bank. Without limiting the generality of the foregoing, Borrowers hereby indemnify and hold harmless Bank and any shareholder, officer, director, official, agent, employee and attorney of Bank and any of their respective heirs, executors, administrators, successors and assigns (collectively, for this paragraph, the "INDEMNITEES") from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any letter of credit issued by Bank or any Indemnitee entering into any transaction described herein provided, however, the Borrower shall not be required to indemnify any Indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of such Indemnitee.

                  2.3 EQUIPMENT LINE OF CREDIT

                            (a) Bank will establish for Borrowers for and during
the Equipment Line Advance Period, subject to the terms and conditions hereof, a revolving discretionary equipment line facility (the "EQUIPMENT LINE") pursuant to which Bank may, from time to time, in its sole and absolute discretion, make loans to Borrowers in a principal amount not to exceed at any one time outstanding in the aggregate the Maximum Equipment Line Amount. Each Advance under the Equipment Line shall be in an amount not to exceed (i) one hundred percent (100%) of the Eligible Equipment Costs with respect to new equipment and
(ii) eighty percent (80%) of the Eligible Equipment Costs with respect to used equipment. Within the limitations set forth above, Borrowers may borrow, repay and reborrow under the Equipment Line. Each Advance under the Equipment Line shall be evidenced by a promissory note (individually and collectively the "EQUIPMENT LINE NOTE") in the original principal amount of such Advance, which promissory note shall be (A) in form and content satisfactory to Bank and (B) executed and delivered by Borrowers to Bank contemporaneously with or prior to such Advance. The Equipment Line shall be subject to the review and renewal at the sole discretion of Bank.

                            (b) In addition to cash Advances made by Bank under
the Equipment Line, Bank may, from time to time, in its sole and absolute discretion, at the request of Borrowers, enter into equipment leases with Borrowers under the Equipment Line, which leases shall be in form and content satisfactory to Bank in its sole discretion. The amount available under the Equipment Line shall be reduced by an amount equal to the actual cost related to the equipment subject to the lease paid by the equipment lessor.

                            (c) Borrowers acknowledge and agree that the
Equipment Line is a discretionary facility and Bank may determine not to make an Advance thereunder for any or no reason.

                  2.4 USE OF PROCEEDS. Borrowers agree to use Advances under the
(a) WC Line for working capital purposes and to refinance certain obligations of Borrowers under the Credit Agreement or the Borrowers' existing revolving credit facility with Wachovia Bank, National Association, or both, and (b) Equipment Line to finance new and used mobile equipment used in Borrowers' mining or quarrying operations.

                  2.5 METHOD OF ADVANCES.

                            (a) WC LINE ADVANCES. On any Business Day, Borrowers
may request an Advance under the WC Line no later than 11:00 a.m. Philadelphia time on the Business Day such Advance is requested to be funded, by delivering to Bank such documentation as Bank may from time to time require. Subject to the terms and conditions of this Agreement, Bank may make the proceeds of an Advance available to Borrowers by crediting such proceeds to a deposit account of a Borrower maintained with Bank specified by all of them or, if such Advance is made within sixty (60) days of the date hereof, with another banking institution specified by Borrowers. Each request for an Advance under the WC Line shall be made by the chief executive officer or the chief financial officer of a Borrower. However, Bank may require that specified officers of Borrowers sign each request for advance.

                            (b) EQUIPMENT LINE ADVANCES. On any Business Day,
Borrowers may request an Advance under the Equipment Line by delivering a written request therefor to Bank, together with the invoice and such other documentation as Bank may request in connection with the equipment to be financed with the requested Advance. Such written request shall specify the date on which Borrowers request such advance to be funded, which date shall not be earlier than three (3) Business Days after the Business Day on which Bank receives the Advance request. Each request for an Advance under the Equipment Line shall be made by the chief executive officer or the chief financial officer of a Borrower. However, Bank may require that specified officers of Borrowers sign each request for an advance.

                  2.6 CLOSING. Closing hereunder will take place at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, Philadelphia, PA 19103 effective on the date of this Agreement.

         3. INTEREST RATE.

                  3.1 INTEREST ON THE WC LINE. Interest on the WC Line will accrue at one of the three interest rate options set forth below, provided that all Advances under the WC Line will be LIBOR Market Index Rate Advances unless otherwise selected by Borrowers, at all times subject to the restrictions and in accordance with the procedures set forth in this Agreement:

                            (a) the LIBOR Rate;

                            (b) the Prime Rate: or

                            (c) the LIBOR Market Index Rate.

                  3.2 INTEREST ON THE EQUIPMENT LINE.

                            (a) Interest on cash Advances under the Equipment
Line will accrue at one of the three interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement, and provided further that all cash Advances under the Equipment Line will be Prime Rate Advances unless otherwise selected by Borrowers:

                                    (i) the LIBOR Rate;

                                    (ii) the Prime Rate; or

                                    (iii) the Fixed Rate. Once chosen, the Fixed
Rate shall remain in effect until final payment in full of the Advance in respect of which the Fixed Rate was elected.

                            (b) Interest on Advances under the Equipment Line in
connection with equipment lease financing will accrue at a rate of interest to be determined by National City Leasing.

                  3.3 INTEREST RATE ELECTIONS - WC LINE.

                            (a) If Borrowers desire that all or part of the
Advances under the WC Line accrue interest at the LIBOR Rate, Borrowers shall give Bank a LIBOR Rate Notification. Upon delivery of a LIBOR Rate Notification, that portion of the principal balance outstanding under the WC Line identified in such LIBOR Rate Notification shall accrue interest at the LIBOR Rate as follows: (i) with respect to the principal amount of any new Advance under the WC Line, from the date of such Advance until the end of the Interest Period specified in such LIBOR Rate Notification; and/or (ii) with respect to all or any portion of Advances under the WC Line outstanding and accruing interest at another LIBOR Rate at the time of the LIBOR Rate Notification related to such Advances, from the expiration of the then current Interest Period related to such Advances until the end of the Interest Period specified in such LIBOR Rate Notification; and/or (iii) with respect to all or any portion of the Advances under the WC Line outstanding and accruing interest at the Prime Rate or LIBOR Market Index Rate at the time of the LIBOR Rate Notification related to such Advances, from the date set forth in such LIBOR Rate Notification until the end of the Interest Period specified in such LIBOR Rate Notification.

                            (b) If Borrowers desire that all or part of the
Advances under the WC Line accrue interest at the Prime Rate, Borrowers shall give Bank written notice thereof. Upon delivery of such notice, that portion of the principal balance outstanding under the WC Line identified in such notice shall accrue interest at the Prime Rate as follows: (i) with respect to the principal amount of any new Advance under the WC Line, from the date of such Advance until another rate is elected in accordance with the terms and conditions of this Agreement; and/or (ii) with respect to all or any portion of Advances under the WC Line outstanding and accruing interest at the LIBOR Rate at the time of such notice, from the expiration of the then current Interest Period related to such Advances until another rate is elected in accordance with the terms and conditions of this Agreement; and/or (iii) with respect to all or any portion of the Advances under the WC Line outstanding and accruing interest at the LIBOR Market Index Rate at the time of such notice, from the date set forth in such notice until another rate is elected in accordance with the terms and conditions of this Agreement.

                  3.4 INTEREST RATE ELECTIONS - EQUIPMENT LINE.

                            (a) If Borrowers desire that all or part of the
Advances under the Equipment Line accrue interest at the LIBOR Rate, Borrowers shall give Bank a LIBOR Rate Notification. Upon delivery of a LIBOR Rate Notification, that portion of the principal balance outstanding under the Equipment Line identified in such LIBOR Rate Notification shall accrue interest at the LIBOR Rate as follows: (i) with respect to the principal amount of any new Advance under the Equipment Line, from the date of such Advance until the end of the one month Interest Period with respect thereto; and/or (ii) with respect to all or any portion of Advances outstanding and accruing interest at the LIBOR Rate at the time of the LIBOR Rate Notification related to such Advances, from the expiration of the then current one month Interest Period related to such Advance until the end of the one month Interest Period with respect thereto; and/or (iii) with respect to all or any portion of the Equipment Line Advances outstanding and accruing interest at the Prime Rate at the time of the LIBOR Rate Notification related to such Advances, from the date set forth in such LIBOR Rate Notification until the end of the one month Interest Period with respect thereto.

                            (b) If Borrowers desire that an Advance under the
Equipment Line accrue interest at the Fixed Rate, Borrowers shall notify Bank of such election at the time of the request for such Advance.

                  3.5 CERTAIN PROVISIONS REGARDING LIBOR RATES. Borrowers understand and agree that: (a) subject to the provisions of this Agreement, the LIBOR Rate may apply simultaneously to different portions of Advances; (b) the LIBOR Rate may apply simultaneously to various portions of the outstanding principal of the WC Line for various Interest Periods; (c) the Interest Periods for the WC Line shall be either one (1), two (2) or three (3) months; (d) the Interest Period for the Equipment Line shall be one (1) month only; (e) the LIBOR Rate applicable to any portion of the outstanding principal of the WC Line and the Equipment Line may be different from the LIBOR Rate applicable to any other portion of the outstanding principal of the WC Line and the Equipment Line; (f) individual portions of the WC Line accruing interest at the LIBOR Rate must be in amounts of at least Five Hundred Thousand Dollars ($500,000.00) each and in increments of Two Hundred Fifty Thousand Dollars ($250,000.00); (g) individual portions of the Equipment Line accruing interest at the LIBOR Rate must be in amounts of Two Hundred Fifty Thousand Dollars ($250,000.00) each and in increments of Fifty Thousand Dollars ($50,000.00) thereof; and (h) the LIBOR Rate shall not be available at any time during the continuation of an Event of Default.

                  3.6 FALL BACK RATE.

                            (a) Working Capital Line. After expiration of any
Interest Period, any principal portion of the Advances under the WC Line corresponding to such Interest Period which has not been converted or renewed in accordance with the terms of this Agreement shall accrue interest automatically at the LIBOR Market Index Rate from the date of expiration of such Interest Period until paid in full, unless and until receipt by Bank of a request for another interest rate in accordance with the terms of this Agreement.

                            (b) Equipment Line. After expiration of any Interest
Period, any principal portion of the Advances under the Equipment Line corresponding to such Interest Period which has not been converted or renewed in accordance with the terms of this Agreement shall accrue interest automatically at the Prime Rate from the date of expiration of such Interest Period until paid in full, unless and until receipt by Bank of a request for another interest rate in accordance with the terms of this Agreement.

                  3.7 LIBOR RATE BORROWINGS. No more than four (4) separate borrowings in the aggregate accruing interest at the LIBOR Rate may be outstanding at any one time under the WC Line. Such limit shall not apply to Advances accruing interest at the LIBOR Market Index Rate.

                  3.8 LIBOR OR LIBOR MARKET INDEX RATE UNLAWFUL. In the event that, as a result of any changes in applicable law or regulation or the interpretation thereof, it becomes unlawful for Bank to maintain or fund any Advance under the LIBOR Rate or the LIBOR Market Index Rate, then Bank shall immediately notify Borrower thereof and Bank's obligation to make, convert to, or maintain any Advance at the LIBOR Rate or the LIBOR Market Index Rate shall be suspended until such time as Bank may again cause the LIBOR Rate or the LIBOR Market Index Rate to be applicable and, until such time, Advances subject to the LIBOR Rate or the LIBOR Market Index Rate shall accrue interest at the LIBOR Market Index Rate, if available, and, if the

LIBOR Market Index Rate is not available, the Prime Rate. Promptly after becoming aware that it is no longer unlawful for Bank to maintain or fund Advances at the LIBOR Rate or the LIBOR Market Index Rate, Bank shall notify Borrowers thereof and such suspension shall cease to exist.

                  3.9 LIBOR RATE UNASCERTAINABLE OR UNAVAILABLE. If, at any time, Bank in good faith shall determine (which determination shall be conclusive in the absence of manifest error) that the LIBOR Rate or the LIBOR Market Index Rate is unavailable or adequate means for ascertaining the LIBOR Rate or the LIBOR Market Index Rate do not exist, Bank shall promptly notify Borrowers of such determination. Upon such determination, the right of Borrowers to select, maintain and/or convert to the LIBOR Rate or the LIBOR Market Index Rate shall be suspended until notice from Bank that the LIBOR Rate or the LIBOR Market Index Rate is again available or ascertainable and, until such time, all outstanding Advances shall accrue interest at the LIBOR Market Index Rate, if available, and, if the LIBOR Market Index Rate is not available, the Prime Rate.

                  3.10 DEFAULT INTEREST. Interest will accrue on the principal balance of the WC Line and the Equipment Line after the occurrence of an Event of Default at a rate which is three percent (3%) in excess of the Prime Rate in effect from time to time.

                  3.11 POST JUDGMENT INTEREST. Any judgment obtained for sums due hereunder or under the other Loan Documents will accrue interest at the default rate set forth above until paid.

                  3.12 CALCULATION. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

                  3.13 LIMITATION OF INTEREST TO MAXIMUM LAWFUL RATE. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrowers. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrowers. Borrowers agree, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

         4. PAYMENTS AND FEES.

                  4.1 INTEREST PAYMENTS ON THE WC LINE. Borrowers will pay interest on outstanding Advances under the WC Line (a) accruing interest at the Prime Rate or the LIBOR Market Index Rate monthly on the first Business Day of each calendar month commencing on the first day of the first calendar month following the date hereof, and (b) accruing interest at the LIBOR Rate on the last Business Day of the applicable Interest Period.

                  4.2 PRINCIPAL PAYMENTS ON THE WC LINE. Borrowers will pay the outstanding Advances under the WC Line, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND after the occurrence of an Event of Default or after expiration of the WC Line Contract Period. If any Out-Of-Formula Advance arises or exists under the WC Line for any reason whatsoever, including inventory or accounts becoming ineligible, Borrowers will repay such Out-Of-Formula Advance immediately, without demand.

                  4.3 PRINCIPAL AND INTEREST PAYMENTS ON THE EQUIPMENT LINE. Borrowers will pay principal and interest on individual Advances under the Equipment Line when and as provided for under the applicable Equipment Note; provided, however, the maximum repayment term for any Advance under the Equipment Line shall be five (5) years.

                  4.4 LATE CHARGE. In the event that Borrowers fail to pay any principal, interest or other fees or expenses payable hereunder or under any of the other Loan Documents for a period of at least fifteen (15) days after any such payment is first due, in addition to paying such sums, Borrower will pay to Bank a one time late charge for each late payment equal to five percent (5%), of such past due payment as compensation for the expenses incident to such past due payment.

                  4.5 PREPAYMENT. Borrowers may terminate or prepay all or any part of the principal balance of the WC Line or the Equipment Line at any time. In the event of any prepayment of all or any portion of the Equipment Line, Borrowers shall also pay to Bank, contemporaneously therewith, the prepayment premium, if any, set forth in any applicable Equipment Line Note.

                  4.6 LETTER OF CREDIT FEES. For each issuance or renewal of a letter of credit, Borrowers will pay to Bank an issuance or renewal fee in an amount equal to Bank's standard letter of credit fees in effect from time to time, payable coincident with and as a condition of the issuance or renewal of such letter of credit. In addition, Borrowers shall pay such other fees and charges in connection with the negotiation or cancellation of each letter of credit as may be customarily charged by Bank. Such fees shall be computed on the basis of a year of 360 days.

                  4.7 UNUSED FEE. Borrowers shall pay to Bank, quarterly in arrears on the first Business Day of each calendar quarter, a fee equal to 1/4 of 1% of the amount, if any, by which the (a) Maximum WC Line Amount exceeds (b) average outstanding principal balance of all WC Line Advances and the undrawn face amount of all letters of credit issued under this Agreement for the last preceding fiscal quarter.

                  4.8 FIELD EXAM AND APPRAISAL FEES. Upon the occurrence and during the continuance of an Event of Default, Borrowers shall pay to Bank, to the extent that such examinations or appraisals are actually conducted, (a) field examination fees and (b) appraisal fees, in each case in accordance with Bank's schedule of fees in effect from time to time (or, if the appraisal was performed by a third party, the amount charged by such third party), in connection with field exams and appraisals of Borrowers' books and records and such other matters as Bank shall deem appropriate, plus all out-of-pocket expenses incurred by Bank in connection with such field examinations and appraisals.

                  4.9 PAYMENT METHOD. Borrowers irrevocably authorize Bank to debit all payments required to be made by Borrowers hereunder or under the WC Line or the Equipment Line on the date due from any deposit account maintained by any Borrower with Bank. Otherwise, Borrowers will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

                  4.10 APPLICATION OF PAYMENTS. Any and all payments on account of the WC Line or the Equipment Line will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in its discretion, elects. If Borrowers make a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

                  4.11 LOAN ACCOUNT. Bank will open and maintain on its books a loan account (the "LOAN ACCOUNT") with respect to Advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error, the Loan Account will be conclusive and binding on the Borrowers as to the amount at any time due to Bank from Borrowers under this Agreement or the WC Line Note and any Equipment Line Note.

                  4.12 INDEMNITY; LOSS OF MARGIN. Borrowers will indemnify Bank against any loss or expense which Bank sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If Bank sustains or incurs any such loss or expense it will from time to time notify Borrowers in writing of the amount determined in good faith by the Bank to be necessary to indemnify Bank for the loss or expense. Such amount will be due and payable by Borrowers to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and Bank's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Bank under this Section will bear interest at the default rate payable pursuant to SECTION 3.10 hereof from the due date until paid, both before and after judgment.

                            In the event that any present or future law, rule,
regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

                            (a) subjects Bank to any tax with respect to any
amounts payable under this Agreement or the other Loan Documents by Borrowers or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

                            (b) imposes, modifies or deems applicable any
deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or Advances or commitment to make loans or Advances by, or letters of credit issued or commitment to issue letters of credit by, the Bank; or

                            (c) imposes upon Bank any other condition with
respect to Advances or extensions of credit or the commitment to make Advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any expense upon Bank with respect to any Advances or extensions of credit or commitments to make Advances or extensions of credit under this Agreement, Bank shall so notify Borrowers in writing. Borrowers agree to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Bank's calculation of the amount (in determining such amount the Bank may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the default rate payable pursuant to SECTION 3.10 hereof from the due date until paid, both before and after judgment.

         5. SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.

                  5.1 GRANT OF SECURITY. As security for the full and timely payment and performance of all Bank Indebtedness, each Borrower hereby grants to Bank a security interest in all of the following:

                            (a) All present and future accounts and contract
rights, and to the extent they constitute the proceeds thereof, chattel paper, instruments and documents, and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by such Borrower or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which gave rise to any of the foregoing, (ii) all of such Borrower's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, and (iv) choses-in-action, claims and judgments arising out of such accounts or contract rights.

                            (b) All present and future inventory of such
Borrower (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in such Borrower's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by such Borrower and all embedded software contained in the foregoing.

                            (c) All present and future machinery, equipment,
furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type, in each case to the extent purchased or otherwise financed in whole or in part with proceeds of any Advance under the Equipment Line, together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all embedded software related thereto.

                            (d) All present and future spare parts,
substitutions and replacement parts used or useful in connection with any machinery or equipment of such Borrower.

                            (e) To the extent pertaining to the forgoing
Collateral, all present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data, whether in the possession of such Borrower or any service bureau.

                            (f) All products and proceeds of each of the items
described in the foregoing SUBPARAGRAPHS (a)-(e) and all supporting obligations related thereto.

                  5.2 GENERAL. The collateral described above in SECTION 5.1 is collectively referred to herein as the "COLLATERAL". The above-described security interests, assignments and liens shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until the Bank Indebtedness has been repaid, Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of any Borrower and Bank has executed termination statements or releases with respect thereto.

                  5.3 COLLECTION OF RECEIVABLES; PROCEEDS OF COLLATERAL. From and after the occurrence and during the continuance of an Event of Default (a) all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of either Borrower which come into the possession or under the control of either Borrower or any employees, agents or other persons acting for or in concert with Borrowers, shall be received and held in trust for Bank and such items shall be the sole and exclusive property of Bank and Borrowers and such other persons shall immediately remit the same or cause the same to be remitted, in kind, to Bank, (b) each Borrower shall deliver or cause to be delivered to Bank, with appropriate endorsement and assignment to Bank with full recourse to such Borrower, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral, and (c) Bank is hereby authorized to open all mail addressed to any Borrower and endorse all checks, drafts or other items for payment on behalf of any Borrower. In connection with the foregoing Bank is granted a power of attorney by each Borrower with full power of substitution to execute on behalf of any Borrower and in any Borrower's name or to endorse each Borrower's name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

         6. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants as follows:

                  6.1 VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                            (a) Such Borrower is a corporation duly formed,
validly existing and in good standing under the laws of the jurisdiction identified for such Borrower on SCHEDULE 6.1 hereto, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and, except where the failure of which will not have a Material Adverse Effect, is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

                            (b) The organizational identification numbers of
each Borrower are set forth on SCHEDULE 6.1 hereto.

                  6.2 LICENSES. Each Borrower, and their respective employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their businesses and perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction, except to the extent the failure to have any of the foregoing would not have a Material Adverse Effect.

                  6.3 OWNERSHIP INTERESTS. The ownership of all stock, debentures, options, warrants, bonds and other securities (debt and equity) of Texas Lime and Arkansas Lime and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests are as set forth on SCHEDULE 6.3 attached hereto.

                  6.4 SUBSIDIARIES. Except as set forth on SCHEDULE 6.4 attached hereto, no Borrower owns any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

                  6.5 FINANCIAL STATEMENTS. The Borrowers have furnished to Bank the audited consolidated financial statements of United States Lime and its Consolidated Subsidiaries certified without qualification by independent public accountants as of December 31, 2001 and all management and comment letters from such accountants in connection therewith, and its internally prepared interim financial statements as of September 30, 2002. Such financial statements of United States Lime and its Consolidated Subsidiaries (together with the related notes and comments), are correct and complete in all material respects, fairly present the financial condition and the results of operations of United States Lime and its Consolidated Subsidiaries as of the dates and for the periods therein referred to in accordance with GAAP, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

                  6.6 NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. No Material Adverse Effect has occurred with respect to any Borrower since the date of the most recent financial statements of such Person delivered to Bank.

                  6.7 PENDING LITIGATION OR PROCEEDINGS. Except as set forth on
SCHEDULE 6.7 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrowers' knowledge, threatened against or affecting any Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  6.8 DUE AUTHORIZATION; NO LEGAL RESTRICTIONS. The execution and delivery by each Borrower of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment of and compliance with the respective terms, conditions and provisions of the Loan
Documents: (a) have been duly authorized by all requisite corporate action of each Borrower, (b) will not conflict with or result in a breach of, or constitute a default (or will, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance, or any Borrower's certificate or articles of incorporation or by-laws or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which any of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

                  6.9 ENFORCEABILITY. Each of the Loan Documents has been duly executed by each Borrower party thereto and delivered to Bank and constitutes the legal, valid and binding obligation of each Borrower party thereto, enforceable against each such party in accordance with its terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

                  6.10 NO DEFAULT UNDER OTHER OBLIGATIONS, ORDERS OR GOVERNMENTAL REGULATIONS. No Borrower is in violation of its certificate or articles of incorporation or by-laws or in default in the performance or observance of any of its obligations, covenants or conditions contained in any judgment, decree or order. No Borrower is in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and no Borrower is in violation of or in default under any other agreement or instrument or any statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected, except to the extent that such violation or default would not result in a Material Adverse Effect.

                  6.11 GOVERNMENTAL CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any Governmental Authority on the part of any Borrower, which has not been obtained, is required in connection with the execution, delivery or performance by any Borrower of the Loan Documents to which it is a party or the consummation of the transactions contemplated thereby, other than filings under the federal securities laws required to be made after the date hereof.

                  6.12 TAXES. Each Borrower has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by it. Such tax returns are complete and accurate in all material respects. No Borrower knows of any proposed additional assessment or basis for any assessment of additional taxes.

                  6.13 TITLE TO COLLATERAL. The Collateral is and will be owned by each Borrower, as applicable, free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Bank and those liens and encumbrances permitted under SECTION 9.3 below. Borrowers will defend the Collateral against any claims of all persons or entities other than the Bank.

                  6.14 ADDRESSES. During the past five (5) years, no Borrower has (a) been known by any names (including trade names) other than those set forth in SCHEDULE 6.14 attached hereto, (b) been located at any addresses other than those set forth on SCHEDULE 6.14 attached hereto or (c) organized or formed under any jurisdiction other than its current jurisdiction of organization or formation. The portions of the Collateral which are tangible property and each Borrower's books and records pertaining thereto will at all times be located at the addresses set forth on SCHEDULE 6.14; or such other location determined by Borrowers after prior notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to each Borrower's books and records. SCHEDULE 6.14 identifies the chief executive office of each Borrower.

                  6.15 CURRENT COMPLIANCE. Each Borrower is currently in compliance with all of the terms and conditions of the Loan Documents.

                  6.16 PENSION PLANS. Except as disclosed on SCHEDULE 6.16 hereto, (a) no Borrower has any obligations with respect to any Pension Plan,
(b) no events, including, without limitation, any "REPORTABLE EVENT" or "PROHIBITED TRANSACTION" (as those terms are defined under ERISA), have occurred in connection with any Pension Plan of Borrower which might constitute grounds for the termination of any such Plan by the PBGC or for the appointment by any United States District Court of a trustee to administer any such Pension Plan,
(c) all of the Pension Plans of each Borrower meet with the minimum funding standards of Section 302 of ERISA, and (d) no Borrower has any existing liability to the PBGC. No Borrower is subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.

                  6.17 LEASES AND CONTRACTS. Each Borrower has complied with the provisions of all Material Contracts. No other party is in default under any Material Contracts and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

                  6.18 INTELLECTUAL PROPERTY. Except to the extent failure to do so would not result in a Material Adverse Effect, each Borrower owns or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the such Borrower's properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. SCHEDULE
6.18 sets forth an accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing, together with all registration or application numbers or information with respect thereto.

                  6.19 ELIGIBLE INVENTORY WARRANTIES. With respect to Eligible Inventory from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for any Borrower and delivered to Bank and upon which Borrowers are basing availability under the WC Line, each Borrower warrants and represents that (a) such inventory is located at the address or addresses listed on SCHEDULE 6.19 attached hereto and is not in transit, except for inventory in transit to a distribution center owned or operated by any Borrower; (b) such Borrower has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any lien or security interest whatsoever except for the prior, perfected security interest granted to Bank; (c) such inventory is of good and merchantable quality, free from any defects; (d) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; (e) such inventory is not on consignment with such Borrower or by such Borrower with any other Person; and (f) the completion of the manufacture and sale or other disposition of such inventory by Bank following an Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which such Borrower is a party or to which the inventory is subject.

                  6.20 ELIGIBLE RECEIVABLES WARRANTIES. With respect to all Eligible Receivables from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for any Borrower and delivered to Bank and upon which Borrowers are basing availability under the WC Line, each Borrower warrants and represents that (a) the accounts arose in the ordinary course of such Borrower's business; (b) the accounts are genuine, are in all respects what they purport to be, and are not evidenced by any (i) chattel paper, note, instrument not delivered to the Bank or (ii) judgment; (c) such Borrower has absolute title to such accounts and the accounts represent undisputed, bona fide transactions completed in accordance with the terms thereof and as represented to Bank; (d) no payments have been or will be made thereon, except payments immediately delivered to Bank pursuant to the Loan Documents; (e) there are no setoffs, counterclaims, disputes, discounts, credits, charge backs, freight claims, allowances or adjustments existing or asserted with respect thereto and such Borrower has not made any agreement with any account debtor for any deduction therefrom; (f) there are no facts, events or occurrences which impair the validity or enforcement thereof or may reduce the amount payable thereunder as shown on any certificates, statements or reports, prepared by or for such Borrower and delivered to Bank, such Borrower's books and records and all invoices and statements delivered to Bank with respect thereto; (g) to the best of such Borrower's knowledge, all account debtors have the capacity to contract and are solvent; (h) the goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Bank; (i) to the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in such account debtor's financial condition; (j) the account is not an account with respect to which the account debtor is an Affiliate of such Borrower or a director, officer of employee of such Borrower or its Affiliates; (k) the account does not arise with respect to goods which have been returned rejected, lost or damaged, or which have not been shipped or arise with respect to services which have not been fully performed and accepted as satisfactory by the account debtor; (l) the account is not an account with respect to which the account debtor's obligation to pay the account is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a consignment, bill-and-hold, guaranteed sale, sale-and-return, or sale on approval basis; (m) the amounts shown on the applicable certificates, statements, on such Borrower's books and records and all invoices and statements which may be delivered to Bank with respect to such accounts are actually and absolutely owing to such Borrower and are not in any way contingent; and (n) the accounts have not been sold, assigned or transferred to any other Person and no Person except such Borrower has any claim thereto or (with the exception of the applicable account debtor) any claims to the goods sold.

                  6.21 [INTENTIONALLY OMITTED].

                  6.22 INTERRELATEDNESS OF BORROWERS. The business operations of each Borrower are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities, and transactions. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds of advances under the WC Line and Equipment Line and other credit facilities extended hereunder will directly or indirectly benefit each Borrower hereunder severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

                  6.23 ENVIRONMENTAL REPRESENTATIONS.

                            (a) Each Borrower represents to Bank as follows,
except as disclosed on SCHEDULE 6.23 or to the extent the contrary would not result in a Material Adverse Effect: (i) the Borrowers are in compliance with all Environmental Laws and Borrowers have no knowledge of any circumstances which may prevent or interfere with such compliance in the future; (ii) the Borrowers have all licenses, permits, approvals and authorizations required under applicable Environmental Laws; (iii) there are no pending or threatened claims against any of the Borrowers or any of their assets related to the failure to comply with any Environmental Laws, or any facts or circumstances which could give rise to such a claim; (iv) no facility or property now or previously owned, operated or leased by any Borrower is an Environmental Cleanup Site; (v) no Borrower has treated, stored, transported, handled or disposed of Hazardous Materials at or adjacent to any Environmental Cleanup Site; (vi) there are no liens or claims for cost reimbursement outstanding or threatened against any Borrower or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (vii) there are no facts or circumstances which, under the provisions of any Environmental Laws, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by any Borrower.

                            (b) Each Borrower represents and warrants to Bank as
follows, except as disclosed on SCHEDULE 6.23 or to the extent the contrary would not result in a Material Adverse Effect, there are no Hazardous Materials presently located on or, to the best of its knowledge, near any real property owned, leased or operated by any Borrower (collectively, "REAL PROPERTY") except for Hazardous Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Laws; the Real Property is not now being used nor, to the best of its knowledge, has it ever been used in the past for activities involving Hazardous Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Hazardous Materials except for Hazardous Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Laws; and without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of Borrowers' knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

                  6.24 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by Borrowers contained herein or in any certificate or other document furnished by any Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which any Borrower knows or should know, and has not disclosed to Bank, which does or may materially and adversely affect Borrowers or any of their operations.

         7. AFFIRMATIVE COVENANTS. Until all of the Bank Indebtedness has been paid and satisfied in full and this Agreement has been terminated, each Borrower will, and will cause each of its Subsidiaries to:

                  7.1 PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS. Except as permitted by SECTION 9.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, including without limitation, all Permits when and as necessary for the conduct of each Borrower's business as then contemplated and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law.

                  7.2 MAINTENANCE OF PROPERTY. Protect and preserve all properties useful in and material to its business the lack of which could result in a Material Adverse Effect, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property the lack of which could result in a Material Adverse Effect; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  7.3 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

                  7.4 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Pay and perform all obligations under this Agreement and the other Loan Documents, and to the extent that the failure to do so could result in a Material Adverse Effect, pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that such Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this SECTION 7.4 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

                  7.5 COMPLIANCE WITH LAWS AND APPROVALS. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business to the extent that the failure to do so could result in a Material Adverse Effect.

                  7.6 ENVIRONMENTAL LAWS. In addition to and without limiting the generality of SECTION 7.5, to the extent that the failure to do so could result in a Material Adverse Effect, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Bank, and its respective parent, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. The foregoing indemnity shall survive the occurrence of any event whatsoever, including, without limitation, payment of the Bank Indebtedness or any investigation by or knowledge of Bank.

                  7.7 COMPLIANCE WITH ERISA. In addition to and without limiting the generality of SECTION 7.5, to the extent that the failure to do so could result in a Material Adverse Effect (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to Bank upon Bank's request such additional information about any Employee Benefit Plan as may be reasonably requested by Bank.

                  7.8 COMPLIANCE WITH AGREEMENTS. Comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business the noncompliance with which could cause a Material Adverse Effect including without limitation, any Material Contracts.

                  7.9 CONDUCT OF BUSINESS. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

                  7.10 VISITS AND INSPECTIONS. Permit representatives of the Bank, from time to time, at reasonable times and upon reasonable advance notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

                  7.11 FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Bank may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and assure the Bank their respective rights under this Agreement and the other Loan Documents.

                  7.12 INSURANCE. Borrowers will carry adequate insurance issued by an insurer acceptable to Bank, in amounts reasonably acceptable to Bank (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated. Business interruption insurance shall be carried by the Borrowers in an amount usually carried by entities engaged in the same or similar business similarly situated. In the case of insurance on any of the Collateral, Borrowers shall carry insurance in the full insurable value thereof and cause Bank to be named as loss payee (with a lender's loss payable endorsement), and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days' notice to be given Bank by the insurance carrier prior to cancellation or material modification of such insurance coverage.

                            Borrowers shall cause to be delivered to Bank the
insurance policies therefor or, in the alternative, evidence of insurance and within thirty (30) days after the expiration of any such insurance, additional policies or duplicates thereof or, in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Borrowers shall direct all insurers that, in the event of any loss thereunder in respect of the Collateral, the insurers shall make payments for such loss directly to Bank and not to Borrowers and Bank jointly.

                            In the event of any loss in respect of the
Collateral, such Borrowers will give Bank immediate notice thereof and Bank may make proof of loss whether the same is done by Borrowers. Bank is granted a power of attorney by each Borrower with full power of substitution to file any proof of such loss in such Borrower's or Bank's name, to endorse such Borrower's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

                            In the event of any loss in respect of the
Collateral, Bank, at its option, may retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect, the Bank Indebtedness, provided that so long as there does not exist at the time any Default, Event of Default or Out-of-Formula Advance and the amount of the proceeds in question is not greater than Two Hundred Fifty Thousand Dollars ($250,000.00), the Bank, at the request of the affected Borrower, will disburse all or any part of such insurance proceeds to or for the benefit of any Borrower for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Bank Indebtedness or any provision of this Agreement. No Borrower shall take out any insurance in respect of the Collateral without having Bank named as lender's loss payee thereon. Borrowers shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

                  7.13 ADDITIONAL DOCUMENTS AND FUTURE ACTIONS. Borrowers will, at their sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its reasonable discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Each Borrower hereby authorizes and appoints Bank as its attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder, to execute on such Borrower's behalf and file at such Borrower's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on such Borrower's behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Each Borrower irrevocably authorizes the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

                  7.14 ACCOUNTS RECEIVABLE. Upon request by Bank after the occurrence of an uncured Event of Default, Borrowers will (a) inform Bank immediately of the rejection of goods, claims made or delay in delivery or performance in regard to any account or contract right upon which Borrowers have based availability for Advances under the WC Line and will adjust the borrowing base calculation under the WC Line to reduce the availability for Advances under the WC Line by the amount of such account and will repay any Out-Of-Formula Advance resulting therefrom; (b) except as may be required by order of a court or other tribunal or otherwise by Applicable Law, make no change in any account upon which Borrowers have based availability for Advances under the WC Line, unless such change is reflected in the borrowing base calculation and does not result in any Out-Of-Formula Advance under the WC Line; (c) furnish to Bank all information received by either Borrower affecting the financial standing of any account debtor whose account or contract right has been specifically assigned to Bank; (d) pay Bank the amount loaned against any account or contract right if the goods are returned by purchaser or the contract is canceled or terminated or adjust the borrowing base calculation to reduce the availability for advances under the WC Line by the amount of such account and repay any Out-Of-Formula Advance resulting therefrom; (e) immediately notify Bank if any of their accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by Bank in order that all monies due and to become due under such contract shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act; and
(f) deliver to Bank, with appropriate endorsement or assignment, any instrument or chattel paper representing an account or contract right. Any permission granted to Borrowers by Bank to omit any of the requirements of this
SECTION 7.14 may be revoked by Bank at any time.

                            Upon request by Bank after the occurrence of an
uncured Event of Default, Borrowers will (a) give Bank assignments, in form acceptable to Bank, of specific accounts or groups of accounts and monies due and to become due under specific contracts; (b) furnish to Bank a copy, with such duplicate copies as Bank may request, of the invoice applicable to each account specifically assigned to Bank or arising out of a contract right, bearing a statement that such account has been assigned to Bank and such additional statements as Bank may require; (c) mark its records evidencing its accounts in a manner satisfactory to Bank so as to show which accounts have been assigned to Bank; (d) furnish to Bank satisfactory evidence of the shipment and receipt of any goods specified by Bank and the performance of any services or obligations covered by accounts or contracts in which Bank has a security interest; (e) pay Bank the unpaid portion of any account or contract right upon which Borrowers have based availability for Advances under the WC Line if (i) such account is not paid promptly after its due date, (ii) an account debtor does not accept the goods or services, (iii) any petition under the Bankruptcy Code or any similar Federal or State statute is filed by or against a purchaser, or (iv) Bank shall at any time reject the account as unsatisfactory; and until such payment is made by Borrowers, Bank may retain any such account or contract right as security and may charge any deposit account of either Borrower with any such amounts; (f) join with Bank in executing a notice, affidavit or similar instrument, in form satisfactory to Bank, and other instruments as Bank may from time to time reasonably request and pay the cost of filing the same in any public office deemed advisable by Bank; (g) give Bank such financial statements, reports, certificates, lists of purchasers (showing names, addresses, and amounts owing) and other data concerning its accounts, contracts, collections, inventory, and other matters as Bank may from time to time specify; (h) segregate cash proceeds of Collateral so that they may be identified readily, and deliver the same to the Bank at such time or times and in such manner and form as the Bank may direct; (i) furnish such witnesses as may be necessary to establish legal proof of the Collateral or records relating to the Collateral; and (j) obtain from any owner, encumbrancer or other person having an interest in the property where any Collateral is located, written consent to Bank's removal of the Collateral therefrom, without liability on the part of the Bank to such owner, encumbrancer or other person, or from any such owner, encumbrancer or other person such waivers of any interest in the Collateral as the Bank may require.

                  7.15 MAJOR BANK ACCOUNT. Within ninety (90) days of the date hereof, Borrowers shall establish Bank as their primary cash management bank for collection and disbursements to facilitate efficient application and management of the loans and other extensions of credit hereunder and Borrowers shall maintain Bank as such so long as the WC Line is in effect and Bank's fees and charges to Borrowers are substantially similar to the fees and charges that Bank is offering to its other customers for similar services.

         8. FINANCIAL COVENANTS

         Until all of the Bank Indebtedness has been paid and satisfied in full and this Agreement has been terminated, the Borrowers and their Subsidiaries on a Consolidated basis will not:

                  8.1 DEBT SERVICE COVERAGE RATIO. As of any fiscal quarter end, permit the Debt Service Coverage Ratio on such date for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than 1.20 to 1.0.

                  8.2 TANGIBLE NET WORTH. Permit Tangible Net Worth as of the last day of any fiscal quarter to be less than the sum of $25,000,000 plus 50% of Borrower's cumulative Net Income from January 1, 1999, calculated for each succeeding fiscal quarter through the last day of such fiscal quarter.

         9. NEGATIVE COVENANTS

         Until all of the Bank Indebtedness has been paid and satisfied in full and this Agreement has been terminated, none of the Borrowers will, or will permit any of its Subsidiaries to:

                  9.1 LIMITATIONS ON DEBT. Create, incur, assume or suffer to exist any Indebtedness except:

                            (a) the Bank Indebtedness;

                            (b) Trade payables incurred in the ordinary course
of business and normal balance sheet accruals;

                            (c) Indebtedness incurred in connection with
performance, bonds, mining land reclamation bonds, other security bonds, and letters of credit to secure workers compensation claims which do not exceed in the aggregate face amount $750,000 at any one time;

                            (d) Subordinated Debt;

                            (e) Indebtedness existing on the Closing Date and
not otherwise permitted under this SECTION 9.1, as set forth on SCHEDULE 9.1 and the renewal and refinancing thereof (but not the increase in the aggregate principal amount thereof);

                            (f) Indebtedness consisting of Guaranty Obligations
permitted by SECTION 9.2; and

                            (g) Indebtedness in addition to the foregoing which,
immediately after giving affect thereto on a pro forma basis, would not cause Borrower's Debt Service Coverage Ratio to be less than 1.25 to 1.0;

provided, that no agreement or instrument with respect to Indebtedness permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to another Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrowers to pay the Bank Indebtedness.

                  9.2 LIMITATIONS ON GUARANTY OBLIGATIONS. Create, incur, assume or suffer to exist any Guaranty Obligations except Guaranty Obligations disclosed on SCHEDULE 9.2, as the same may have been supplemented and Guaranty Obligations in favor of the Bank.

                  9.3 LIMITATIONS ON LIENS. Create, incur, assume or suffer to exist any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests owned by
it), real or personal, whether now owned or hereafter acquired, except:

                            (a) Liens for taxes, assessments and other
governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

                            (b) the claims of materialmen, mechanics, carriers,
warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside;

                            (c) Liens consisting of deposits or pledges, not to
exceed $450,000 in value, made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or other obligations;

                            (d) Liens constituting encumbrances in the nature of
zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

                            (e) Liens in favor of the Bank;

                            (f) Liens not otherwise permitted by this SECTION
9.3 and in existence on the Closing Date and described on SCHEDULE 9.3;

                            (g) Liens securing Indebtedness permitted under
SECTION 9.1(g); provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the properly financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired; and

                            (h) Liens which in the aggregate secure obligations
not more than $250,000.

                  9.4 LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person (each an "INVESTMENT") except:

                            (a) Investments described on SCHEDULE 9.4 and
Investments resulting from transactions permitted by SECTIONS 9.1, 9.2, 9.5 AND 9.6;

                            (b) Investments in (i) marketable direct obligations
issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more then one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $100,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) Euro dollar certificates of deposit maturing within one year after acquisition issued by any bank having combined capital, surplus, and undivided profits not less than $1 billion; or (v) repurchase agreements expiring within 30 days after acquisition for obligations of the type described in subsection (b)(i) hereof with a bank or trust company meeting the requirements of subsections (b)(iii) or (b)(iv) hereof;

                            (c) investments by a Borrower or Subsidiary in any
Subsidiary or Borrower now owned or hereafter acquired; provided that all investments by Borrowers in Subsidiaries that are not a party to this Agreement shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate at any one time outstanding (excluding payments required to be made pursuant to the Corson Lime Company Union Pension Plan);

                            (d) Investments other than as permitted in SECTIONS
9.4(a), (b) AND (c) ("BASKET INVESTMENTS") which, together with all Dividends paid under SECTION 9.7(c) and all Basket Investments since December 31, 1998 on a cumulative basis, would (i) leave Borrowers Solvent, (ii) not cause, or with notice and/or the passage of time or both, result in any Default or Event of Default, and (iii) not exceed the sum of (A) $2,500,000, plus 50% of Borrowers' cumulative Net Income since December 31, 1998, and (B) the Net Cash Proceeds from the sale of any capital stock (or indebtedness convertible into capital stock).

                  9.5 LIMITATIONS ON MERGERS AND LIQUIDATION. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except, provided no Event of Default then exists or would occur as a result thereof:

                            (a) any Wholly-Owned Subsidiary of a Borrower may
merge with the Borrower or with any other Wholly-Owned Subsidiary of any Borrower;

                            (b) any Wholly-Owned Subsidiary of a Borrower may
wind-up into such Borrower or any other Wholly-Owned Subsidiary of such Borrower; and

                            (c) any Borrower, or any Subsidiary thereof, may
merge, consolidate or enter into any similar combination with, or wind-up or dissolve itself into, any Person which (i) expressly assumes joint and several liability for the Bank Indebtedness and becomes a party to this Agreement as a Borrower, (ii) is incorporated under the laws of the United States or any State thereof; and (iii) is Solvent after giving affect thereto.

                  9.6 LIMITATIONS ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except, provided that no Event of Default then exists or would occur as a result thereof:

                            (a) the sale of inventory in the ordinary course of
business;

                            (b) the sale of obsolete assets no longer used or
usable in the business of the Borrowers or any of their Subsidiaries;

                            (c) the transfer of assets to a Borrower of any
Wholly-Owned Subsidiary of such Borrower pursuant to SECTION 9.5(c);

                            (d) the sale or discount without recourse of
accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                            (e) the sale of all or substantially all of a
Borrowers or a Wholly-Owned Subsidiary's assets to a Person with which such Borrower or Wholly-Owned Subsidiary could have merged pursuant to SECTION 9.5(c) hereof; and

                            (f) the sale of more than five percent (5.0%) of the
value of a Borrowers assets if the Net Cash Proceeds thereof are used to prepay the Bank Indebtedness or invested within twelve (12) months from the date of sale in capital assets to be used by such Borrower in its current line or lines of business and which are subject to the lien of Bank securing the Bank Indebtedness.

                  9.7 LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash property or assets among the holders of shares of its capital stock, or make any change in its capital structure (each a "DIVIDEND"); provided that:

                            (a) any Borrower or any Subsidiary may pay Dividends
in shares of its own capital stock;

                            (b) any Subsidiary may pay cash Dividends to a
Borrower; and

                            (c) Borrowers may pay other Dividends which,
together with all Dividends made under this SECTION 9.7(c) and all Basket Investments since December 31, 1998 on a cumulative basis, would (i) leave Borrowers Solvent, (ii) not cause, or with notice and/or the passage of time or both, result in any Default or Event of Default, and (iii) not exceed the sum of
(A) $2,500,000, plus 50% of Borrowers' cumulative Net Income since December 31, 1998, and (B) the Net Cash Proceeds from the sale of any capital stock (or indebtedness convertible into capital stock).

                  9.8 LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Indebtedness (unless such Indebtedness is otherwise permitted under SECTION 9.1) or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

                  9.9 TRANSACTIONS WITH AFFILIATES. Directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or
(b) enter into, or be a party to, any other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Bank prior to the consummation thereof (routine travel and other advances to officers and other employees not to exceed One Hundred Thousand Dollars ($100,000.00) outstanding in the aggregate excepted) and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

                  9.10 CERTAIN ACCOUNTING CHANGES. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP or Applicable Law.

                  9.11 AMENDMENTS; PAYMENTS AND PREPAYMENTS OF SUBORDINATED DEBT. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt in a manner prejudicial, in the sole determination of the Bank, to the interests of the Bank, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt except to the extent treated as a Dividend and, as such, permitted by SECTION 9.7.

                  9.12 RESTRICTIVE AGREEMENTS. Except for the Credit Agreement and any agreement entered into in connection with a refinancing of the Indebtedness incurred thereunder, enter into any Indebtedness which contains any negative pledge on assets restricting grants to the Bank, or which restricts, limits or otherwise encumbers its ability to incur Liens in favor of the Bank on or with respect to any of its assets or properties other than the assets or properties securing such Indebtedness.

                  9.13 JURISDICTION OF ORGANIZATION. Change their respective jurisdiction of organization or manner or type of entity without providing Bank at least thirty (30) days prior written notice and such other information and agreements in connection therewith as Bank shall reasonably require.

                  9.14 OTHER BANK ACCOUNTS. Commencing ninety (90) days from the date hereof, maintain bank accounts with financial institutions other than Bank in an aggregate amount greater than One Million Dollars ($1,000,000.00).

         10. FINANCIAL INFORMATION AND NOTICES. Until all the Bank Indebtedness has been paid and satisfied in full the Borrowers will furnish or cause to be furnished to Bank the following:

                  10.1 FINANCIAL STATEMENTS AND PROJECTIONS.

                            (a) QUARTERLY FINANCIAL STATEMENTS. As soon as
practicable and in any event within fifty (50) days after the end of the first three (3) fiscal quarters of each Fiscal Year, an unaudited Consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers in accordance with GAAP (except for the absence of footnotes) and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the principal financial and accounting officer of each Borrower to present fairly in all material respects the financial condition of the

Borrowers and their Subsidiaries as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

                            (b) ANNUAL FINANCIAL STATEMENTS. As soon as
practicable and in any event within one hundred twenty-five (125) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Bank in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by any Borrower or any of its Subsidiaries or with respect to accounting principles followed by any Borrower or any of its Subsidiaries not in accordance with GAAP except as may be required by Applicable Law.

                            (c) ANNUAL BUSINESS PLAN AND FINANCIAL PROJECTIONS.
As soon as practicable and in any event prior to the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries for the ensuing four quarters, and a condensed financial plan for the succeeding four quarters, such plans to be prepared in accordance with sound financial and managerial practices and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the principal financial and accounting officer of each of the Borrowers to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of such Borrower and its Subsidiaries for such eight quarter period.

                  10.2 OFFICER'S COMPLIANCE CERTIFICATE. At each time financial statements are delivered pursuant to SECTION 10.1(a) OR (b) and at such other times as the Bank shall reasonably request, a certificate of the principal financial and accounting officer or the treasurer of the Borrowers in the form of EXHIBIT "B" attached hereto (an "OFFICER'S COMPLIANCE CERTIFICATE").

                  10.3 BORROWING BASE CERTIFICATIONS AND RELATED DOCUMENTS. (a) Within fifteen (15) days after the end of each calendar month, (b) contemporaneously with each request for an Advance, if requested by Bank, and
(c) within a reasonable time after having been otherwise requested by Bank from time to time, a borrowing base certificate in the form of EXHIBIT "C" attached hereto, together with a summary page regarding aging of Borrowers' accounts receivable and such additional information as may be requested by Bank, certified as to accuracy by the chief financial officer of each Borrower.

                  10.4 OTHER REPORTS.

                            (a) Promptly upon receipt thereof, copies of all
reports, if any, submitted to the Borrowers or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

                            (b) Such other information regarding the operations,
business affairs and financial condition of the Borrowers or any of their Subsidiaries as the Bank may reasonably request, including, without limitation, all business and financial information provided to the stockholders of United States Lime, the Securities and Exchange Commission, the NASDAQ or any exchange on which United States Lime's equity securities are now or hereafter traded.

                  10.5 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than ten (10) days after an officer of any Borrower obtains knowledge thereof) telephonic and written notice of each of the following events, in each case to the extent that such event would result in a Material Adverse Effect:

                            (a) the commencement of all proceedings and
investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses;

                            (b) any notice of any violation received by any
Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws or any Permit;

                            (c) any labor controversy that has resulted in, or
threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof;

                            (d) any attachment, judgment, lien, levy or order
exceeding One Million Dollars ($1,000,000.00) that may be assessed against or threatened against any Borrower or any Subsidiary thereof;

                            (e) any Default or Event of Default, or any event
which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Borrower or any of its Subsidiaries is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound;

                            (f) (i) any unfavorable determination letter from
the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy of such letter), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA: and

                            (g) any event which makes any of the representations
set forth in SECTION 6.1 inaccurate in any respect.

                  10.6 ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrowers to the Bank (other than financial forecasts) whether pursuant to this
SECTION 10 or any other provision of this Agreement, or any of the Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Bank complete, true and accurate knowledge of the subject matter based on each Borrower's knowledge thereof.

         11. CONDITIONS OF CLOSING. The obligation of Bank to make available the WC Line and the Equipment Line is subject to the performance by Borrowers of all of their agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

                  11.1 LOAN DOCUMENTS. Each Borrower and all other required persons and entities will have executed and delivered to Bank the Loan Documents.

                  11.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties of each Borrower set forth in the Loan Documents will be true at and as of the date hereof.

                  11.3 NO DEFAULT. No condition or event shall exist or have occurred which would constitute a Default or Event of Default hereunder.

                  11.4 PROCEEDINGS AND DOCUMENTS. All proceedings taken by each Borrower in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank's counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Each Borrower shall have delivered to Bank a certificate, in form and substance satisfactory to Bank, dated the date hereof and signed on behalf of such Borrower or by an officer of such Borrower, certifying (a) true copies of the articles of incorporation, bylaws of such Borrower in effect on such date, (b) true copies of all corporate actions taken by such Borrower relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers such Borrower authorized to execute and deliver this Agreement and the other Loan Documents. Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Bank.

                  11.5 LANDLORD'S OR WAREHOUSEMAN'S RELEASE AND WAIVER AGREEMENTS. Bank shall have received a Waiver Agreement, satisfactory in form and substance to Bank, from each landlord and warehouseman for each location leased by Borrowers at which any Borrower warehouses inventory.

                  11.6 DELIVERY OF OTHER DOCUMENTS. The following documents shall have been delivered by or on behalf of each Borrower:

                            (a) GOOD STANDING AND TAX LIEN CERTIFICATES. A good
standing certificate from the state of incorporation of each Borrower certifying to the good standing and status of each Borrower, good standing/foreign qualification certificates from all other jurisdictions in which each Borrower is required to be qualified to do business, and tax lien certificates for each Borrower from each jurisdiction in which such Borrower is required to be qualified to do business.

                            (b) AUTHORIZATION DOCUMENTS. Evidence of
authorization of each Borrower's execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

                            (c) INSURANCE. Evidence of the insurance coverage
required under SECTION 7.12.

                            (d) LIEN SEARCH. Copies of record searches on each
Borrower (including UCC searches and judgments, suits, tax and other lien searches), acceptable to Bank.

                            (e) NO MATERIAL ADVERSE CHANGE. A certificate by the
chief executive officer of each Borrower to the effect that there has been no Material Adverse Effect.

                            (f) OTHER DOCUMENTS. Such other documents as may be
required to be submitted to Bank by the terms hereof or of any other Loan Document.

                  11.7 NON-WAIVER OF RIGHTS. By completing the closing hereunder, or by making advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by any Borrower hereunder or any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by any Borrower are specifically reserved by Bank.

         12. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Subsequent advances shall be conditioned upon the following conditions and each request by Borrowers for an advance shall constitute a representation by Borrowers to Bank that each condition has been met or satisfied:

                  12.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of each Borrower contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by each Borrower that such representations and warranties are then true, or if any such representation or warrantee is untrue on such date, the events which render such representation or warranty untrue were either permitted by this Agreement or consented to in writing by Bank in the exercise of its reasonable discretion.

                  12.2 NO DEFAULT. No condition or event shall exist or have occurred at or as of the date of such advance which would constitute a Default or Event of Default hereunder.

                  12.3 OTHER REQUIREMENTS. Bank shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

         13. DEFAULT AND REMEDIES.

                  13.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

                            (a) DEFAULT IN PAYMENT OF PRINCIPAL OF ADVANCES. The
Borrowers shall default in any payment of principal of any Advance when and as due (whether at maturity, by reason of acceleration or otherwise).

                            (b) OTHER PAYMENT DEFAULT. The Borrowers shall
default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Advance or the payment of any other Bank Indebtedness, and such default shall continue unremedied for five (5) Business Days.

                            (c) MISREPRESENTATION. Any representation or
warranty made or deemed to be made by the Borrowers under this Agreement, any Loan Documents or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                            (d) DEFAULT IN PERFORMANCE OF CERTAIN COVENANTS. Any
Borrower shall default in the performance or observance of any covenant or agreement contained in SECTIONS 8, 9 OR 10 of this Agreement.

                            (e) DEFAULT IN PERFORMANCE OF OTHER COVENANTS AND
CONDITIONS. Any Borrower thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this SECTION 13.1) or any other Loan Documents and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrowers by the Bank in the manner provided herein.

                            (f) DEBT CROSS-DEFAULT. Any Borrower or any of its
Subsidiaries shall be in (i) default under any of their respective obligations under or in connection with the Credit Agreement beyond any applicable grace period and the same shall have become an event of default thereunder, (ii) default in the payment of any Indebtedness payable to Bank or any Affiliate of Bank, other than the Indebtedness under this Agreement or any of the other Loan Documents, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, (iii) default in the payment of any Indebtedness due to any party other than Bank or any Affiliate of Bank, the aggregate outstanding amount of which Indebtedness is in excess of One Million Dollars ($1,000,000.00), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (iv) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Indebtedness referred to in clauses
(i), (ii) or (iii) above) the aggregate outstanding amount of which other Indebtedness is in excess of One Million Dollars ($1,000,000.00) or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such other Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such other Indebtedness to become due prior to its stated maturity (any applicable grace period having expired).

                            (g) OTHER CROSS-DEFAULTS. Any Borrower or any of its
Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by such Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such Subsidiary to the extent required by GAAP.

                            (h) CHANGE IN CONTROL. Any person or group of
persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than Inberdon Enterprises, Ltd., shall obtain ownership or control in one or more series of transactions of more than twenty-five percent (25%) of the common stock or twenty-five percent (25%) of the voting power of United States Lime entitled to vote in the election of members of the board of directors of United States Lime or there shall have occurred under any indenture or other instrument evidencing any

Indebtedness in excess of One Million Dollars ($1,000,000.00) any "change in control" (as defined in such indenture or other evidence of Indebtedness) obligating the Borrower to repurchase, redeem or repay all or any part of the Indebtedness or capital stock provided for therein (any such event, a "CHANGE IN CONTROL").

                            (i) VOLUNTARY BANKRUPTCY PROCEEDING. Any Borrower or
any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                            (j) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or
other proceeding shall be commenced against any Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days (provided Bank shall not be under any obligation to make any Advance during such sixty (60) day period), or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                            (k) FAILURE OF AGREEMENTS. Any provision of this
Agreement or of any other Loan Documents shall for any reason cease to be valid and binding on any Borrower or Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Documents shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

                            (l) TERMINATION EVENT. The occurrence of any of the
following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts in excess of One Hundred Thousand Dollars ($100,000.00) which, under the provisions of any Pension Plan or Section 412 of the Code, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of One Hundred Thousand Dollars ($100,000.00) occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event which exposes any Borrower to liabilities in excess of Two Hundred Fifty Thousand Dollars ($250,000,00) or (iv) any Borrower or any ERISA Affiliate as employer under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the Plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding One Hundred Thousand Dollars ($100,000.00).

                            (m) JUDGMENT. A judgment or order for the payment of
money which causes the aggregate amount of all such judgments to exceed One Million Dollars ($1,000,000.00) in any Fiscal Year shall be entered against any Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

                  13.2 REMEDIES. At the option of the Bank, upon the occurrence of an Event of Default, or at any time thereafter:

                            (a) The entire unpaid principal of the WC Line and
the Equipment Line, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrowers to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

                            (b) The WC Line and the Equipment Line will
immediately terminate and the Borrowers will receive no further extensions of credit thereunder;

                            (c) Bank may increase the interest rate on the WC
Line and the Equipment Line to the applicable default rate set forth herein, without notice;

                            (d) Bank may reduce availability for advances under
the formula set forth in SECTION 2.1 or require additional reserves without notice;

                            (e) Bank may enter the premises occupied by any
Borrower and take possession of the Collateral and any records relating thereto; and/or

                            (f) Bank may exercise each and every right and
remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

         If an Event of Default occurs under SECTION 13.1(i) or (j), all Bank Indebtedness shall become immediately due and payable.

                  13.3 SALE OR OTHER DISPOSITION OF COLLATERAL. The sale, lease or other disposition of the Collateral, or any part thereof, by Bank after an Event of Default may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Bank Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Bank may cause the Collateral to remain on Borrowers' premises or otherwise or to be removed and stored at premises owned by other persons, at Borrowers' expense, pending sale or other disposition of the Collateral. Borrowers, at Bank's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank. Bank shall have the right to conduct such sales on either Borrower's premises, at Borrowers' expense, or elsewhere, on such occasion or occasions as Bank may see fit. Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Borrowers at the address specified in SECTION 14.1 below, at least ten (10) business days prior to such proposed action, shall constitute fair and reasonable notice to Borrowers of any such action. The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Bank, in its sole discretion, elects, toward satisfaction of the Bank Indebtedness. Bank shall account to Borrowers for any surplus realized upon such sale or other disposition, and Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's security interest in the Collateral. Each Borrower agrees that Bank has no obligation, other than to act in a commercially reasonable manner, to preserve rights to the Collateral against any other parties. Bank is hereby granted a license or other right to use, after an Event of Default, without charge, each Borrower's labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and each Borrower's rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Bank's benefit. Bank shall be under no obligation to marshal any assets in favor of either Borrower or any other party or against or in payment of any or all of the Bank Indebtedness.

                  13.4 ACTIONS WITH RESPECT TO ACCOUNTS. Each Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's designated officers, employees or agents) as its true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions, in its name or the name of Bank, as Bank may determine, without notice to such Borrower and at such Borrower's expense:

                            (a) Verify the validity and amount of or any other
matter relating to the Collateral by mail, telephone, telecopy or otherwise;

                            (b) After the occurrence of an uncured Event of
Default, notify all account debtors that Borrower's accounts have been assigned to Bank and that Bank has a security interest therein;

                            (c) After the occurrence of an uncured Event of
Default, direct all account debtors to make payment of all such Borrower's accounts directly to Bank and forward invoices directly to such account debtors;

                            (d) After the occurrence of an uncured Event of
Default, take control in any manner of any cash or non-cash items of payment or proceeds of such accounts;

                            (e) After the occurrence of an uncured Event of
Default, notify the United States Postal Service to change the address for delivery of mail addressed to such Borrower to such address as Bank may designate;

                            (f) After the occurrence of an uncured Event of
Default, have access to any lockbox or postal boxes into which such Borrower's mail is deposited and receive, open and dispose of all mail addressed to such Borrower;

                            (g) After the occurrence of an uncured Event of
Default, take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

                            (h) After the occurrence of an uncured Event of
Default, enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Bank may:

                                    (i) Demand payment of any accounts or direct
any account debtors to make payment of accounts directly to Bank;

                                    (ii) Receive and collect all monies due or
to become due to such Borrower;

                                    (iii) Exercise all of such Borrower's rights
and remedies with respect to the collection of accounts;

                                    (iv) Settle, adjust, compromise, extend,
renew, discharge or release the accounts;

                                    (v) Sell or assign the accounts on such
terms, for such amount and at such times as Bank deems advisable but subject to and in a manner consistent with SECTION 13.3 hereof;

                                    (vi) Prepare, file and sign such Borrower's
name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

                                    (vii) Prepare, file and sign such Borrower's
name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

                                    (viii) Endorse the name of such Borrower
upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest, in each case relating to the accounts or the goods the sale of which gave rise thereto, that may come into Bank's possession;

                                    (ix) Sign the name of such Borrower to
verifications of accounts and notices thereof sent by account debtors to such Borrower; or

                                    (x) Take all other actions necessary or
desirable to protect such Borrower's or Bank's interest in the accounts.

         Each Borrower ratifies and approves all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable. Each Borrower agrees to assist the Bank in the collection and enforcement of its accounts and not to hinder, delay or impede the Bank in its collection or enforcement of said accounts.

                  13.5 SET-OFF. Without limiting the rights of Bank under applicable law, Bank and any Affiliate of Bank has and may exercise a right of set-off against all sums in deposit accounts of any Borrower maintained with Bank or an Affiliate of Bank which contain proceeds of any of the Borrowers' accounts. At any time and from time to time following the occurrence of an Event of Default, Bank or such Affiliate may without notice or demand, set off and apply any and all such sums at any time held by Bank or any such Affiliate of Bank against any or all of the Bank Indebtedness.

                  13.6 TURNOVER OF PROPERTY HELD BY BANK. Each Borrower irrevocably authorizes any Affiliate of Bank, upon and following the occurrence of an Event of Default, at the request of Bank and without further notice, to turn over to Bank any property of such Borrower held by such Affiliate, including without limitation, funds and securities for such Borrower's account and to debit, for the benefit of Bank, any deposit account maintained by such Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by Bank up to the amount of the Bank Indebtedness, and to pay or transfer such amount or property to Bank for application to the Bank Indebtedness.

                  13.7 DELAY OR OMISSION NOT WAIVER. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and any Borrower shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrowers.

                  13.8 REMEDIES CUMULATIVE; CONSENTS. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity.

                  13.9 CERTAIN FEES, COSTS, EXPENSES, EXPENDITURES AND INDEMNIFICATION. Borrowers agree to pay on demand all costs and expenses of Bank, including without limitation:

                            (a) all costs and expenses in connection with the
preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, reasonable attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

                            (b) all losses, costs and expenses in connection
with the enforcement, protection and preservation of the Bank's rights or remedies under the Loan Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, reasonable attorney's fees and expenses of accountants and appraisers); and

                            (c) any and all stamp and other taxes payable or
determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

         In the event Borrowers shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or liens (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by Borrowers on demand and shall constitute part of the Bank Indebtedness.

         With respect to any amount required to be paid by Borrowers under this Section, in the event Borrowers fail to pay such amount on demand, Borrowers shall also pay to Bank interest thereon at the default rate set forth in SECTION 3.10.

         Each Borrower agrees to indemnify and hold harmless, Bank and Bank's officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Person is a party to any litigation), including reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against either Borrower or any of its Affiliates unless caused by the gross negligence or willful misconduct of any of the foregoing indemnitees.

         Borrowers' obligations under this Section shall survive termination of this Agreement and repayment of the Bank Indebtedness.

                  13.10 TIME IS OF THE ESSENCE. Time is of the essence in Borrowers' performance of their obligations under the Loan Documents.

                  13.11 ACKNOWLEDGEMENT OF CONFESSION OF JUDGMENT PROVISIONS. BORROWERS ACKNOWLEDGE AND AGREE THAT THE WC LINE NOTE, THE EQUIPMENT LINE NOTE AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWERS. BORROWERS BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY BANK UNDER THE WC LINE NOTE, THE EQUIPMENT LINE NOTE, AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWERS HEREBY WAIVE THESE RIGHTS AND AGREE AND CONSENT TO BANK ENTERING JUDGMENT AGAINST EACH BORROWER BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT ANY BORROWER'S LIABILITY TO REIMBURSE BANK (WITHOUT DUPLICATION) FOR ALL LEGAL FEES ACTUALLY INCURRED BY BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

         14. COMMUNICATIONS AND NOTICES.

                  14.1 COMMUNICATIONS AND NOTICES. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by the party changing its address (or telecopy number, or department, or division or contact person):

                   To Borrowers:

                           United States Lime & Minerals, Inc.
                           12221 Merit Drive - Suite 500
                           Dallas, TX 75251
                           Attention:  Timothy W. Byrne, President and CEO
                           Telephone:  (972) 991-8400
                           Telecopier: (972) 385-1304

                   with a copy to:

                           Morgan, Lewis & Bockius, LLP
                           1701 Market Street
                           Philadelphia, PA   19103
                           Attention:  James A. Hunter, Jr., Esquire
                           Telephone:  (215) 963-5381
                           Telecopier:  (215) 963-5299

                   To Bank:

                           National City Bank
                           1 South Broad Street, 13th Floor
                           Location 01-5997
                           Philadelphia, PA   19107
                           Attention: Clifford W. Kewley, Vice President
                           Telephone:  (267) 256-4085
                           Telecopier:  (267) 256-4001

                   With a copy to:

                           Wolf, Block, Schorr and Solis-Cohen LLP
                           1650 Arch Street, 22nd Floor
                           Philadelphia, PA  19103-2087
                           Attention:  Richard M. Zucker, Esquire
                           Telecopy Number:  (215) 405-3908

         15. WAIVERS.

                  15.1 WAIVERS. IN CONNECTION WITH ANY PROCEEDINGS UNDER THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY ACTION BY BANK IN REPLEVIN, FORECLOSURE OR OTHER COURT PROCESS OR IN CONNECTION WITH ANY OTHER ACTION RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, EACH BORROWER WAIVES

                            (a) ALL ERRORS, DEFECTS AND IMPERFECTIONS IN SUCH
PROCEEDINGS;

                            (b) ALL BENEFITS UNDER ANY PRESENT OR FUTURE LAWS
EXEMPTING ANY PROPERTY, REAL OR PERSONAL, OR ANY PART OF ANY PROCEEDS THEREOF FROM ATTACHMENT, LEVY OR SALE UNDER EXECUTION, OR PROVIDING FOR ANY STAY OF EXECUTION TO BE ISSUED ON ANY JUDGMENT RECOVERED UNDER ANY OF THE LOAN DOCUMENTS OR IN ANY REPLEVIN OR FORECLOSURE PROCEEDING, OR OTHERWISE PROVIDING FOR ANY VALUATION, APPRAISAL OR EXEMPTION;

                            (c) PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF
DEMAND, NOTICE OF NON-PAYMENT, PROTEST AND NOTICE OF PROTEST OF ANY OF THE LOAN DOCUMENTS, INCLUDING THE WC LINE NOTE AND THE EQUIPMENT NOTE;

                            (d) ANY REQUIREMENT FOR BONDS, SECURITY OR SURETIES
REQUIRED BY STATUTE, COURT RULE OR OTHERWISE;

                            (e) ANY DEMAND FOR POSSESSION OF COLLATERAL PRIOR TO
COMMENCEMENT OF ANY SUIT; AND

                            (f) ALL RIGHTS TO CLAIM OR RECOVER ATTORNEY'S FEES
AND COSTS IN THE EVENT THAT ANY BORROWER IS SUCCESSFUL IN ANY ACTION TO REMOVE, SUSPEND OR PREVENT THE ENFORCEMENT OF A JUDGMENT ENTERED BY CONFESSION AT THE INSTANCE OF THE BANK ACTING IN GOOD FAITH.

                  15.2 FORBEARANCE. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to any Borrower.

                  15.3 LIMITATION ON LIABILITY. Subject to the obligation of the Bank to act in a commercially reasonable manner, each Borrower shall be responsible for and Bank is hereby released from any claim or liability in connection with:

                            (a) Safekeeping any Collateral;

                            (b) Any loss or damage to any Collateral;

                            (c) Any diminution in value of the Collateral; or

                            (d) Any act or default of another Person.

         Bank shall only be liable for any act or omission on its part constituting willful misconduct or gross negligence. In the event that Bank breaches its required standard of conduct, each Borrower agrees that its liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event any Borrower brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrowers will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrowers, subject to the obligation of Bank to act in a commercially reasonable manner.

         16. SUBMISSION TO JURISDICTION.

                  16.1 SUBMISSION TO JURISDICTION. Each Borrower hereby consents to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and each Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in SECTION 14.1. Nothing contained in this SECTION 16.1 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against any Borrower or their property in the courts of any other jurisdiction.

         17. AMENDMENTS. In the event Bank becomes a lender and Administrative Agent under the Credit Agreement and, thereafter, one or more affirmative covenants, negative covenants or financial covenants in the Credit Agreement are amended and Bank was one of the lenders voting in favor of such amendment, Bank and Borrowers agree that, provided no Default or Event of Default shall have occurred and be continuing, Bank and Borrowers will enter into an amendment to this Agreement in form and content reasonably satisfactory to Bank, amending one or more of the covenants in this Agreement to the extent necessary to be consistent with the covenant under the Credit Agreement, as amended.

         18. MISCELLANEOUS.

                  18.1 BROKERS. The transaction contemplated hereunder was brought about and entered into by Bank and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Each Borrower represents to Bank that no Borrower has committed Bank to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against either party by any broker, finder or agent or any other Person based upon the other party's conduct, the other party agrees to indemnify, defend and hold the first party harmless against any such claim, at the indemnity party's own cost and expense, including the other party's reasonable attorneys' fees. Borrowers further agree that until any such claim or demand against Bank is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

                  18.2 USE OF BANK'S NAME. No Borrower shall use Bank's name or the name of any of Bank's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

                  18.3 NO JOINT VENTURE. Nothing contained herein is intended to permit or authorize any Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership or joint venture or making Bank an investor in any Borrower.

                  18.4 JOINT AND SEVERAL LIABILITY. All agreements, conditions, covenants and provisions of the Loan Documents shall be the joint and several obligation of each Borrower.

                  18.5 SURVIVAL. All covenants and agreements made by Borrowers in the Loan Documents or made by or on their behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of any Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrowers. All representations and warranties made by Borrowers in the Loan Documents or made by or on their behalf in connection with the transactions contemplated here shall be true and correct when made.

                  18.6 NO ASSIGNMENT BY BORROWERS. Borrowers may not assign any of their rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrowers as they presently exist, except for changes not prohibited by this Agreement.

                  18.7 ASSIGNMENT OR SALE BY BANK. Bank may sell, assign or participate to an institutional lender all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrowers in its possession, but only under circumstances reasonably designed to ensure the preservation of the confidentiality of all non-public and other confidential information.

                  18.8 BINDING EFFECT. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  18.9 SEVERABILITY. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

                  18.10 NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

                  18.11 MODIFICATIONS. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

                  18.12 HOLIDAYS. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

                  18.13 LAW GOVERNING. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

                  18.14 INTEGRATION. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parole or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

                  18.15 EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

                  18.16 HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

                  18.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  18.18 WAIVER OF RIGHT TO TRIAL BY JURY. BORROWERS AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER

SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT IT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        UNITED STATES LIME & MINERALS, INC.

                                        By:
                                            -----------------------------------
                                        Name/Title:
                                                    ---------------------------

                                        TEXAS LIME COMPANY

                                        By:
                                            -----------------------------------
                                        Name/Title:
                                                    ---------------------------

                                        ARKANSAS LIME COMPANY

                                        By:
                                            -----------------------------------
                                        Name/Title:
                                                    ---------------------------

                                        NATIONAL CITY BANK

                                        By:
                                            -----------------------------------
                                        Name/Title:
                                                    ---------------------------

                                    EXHIBITS



Exhibit "A"       -   WC Line Note

Exhibit "B"       -   Form of Compliance Certificate

Exhibit "C"       -   Form of Borrowing Base Certificate

Exhibit "D"       -   Form of Letter of Credit Documents

                                    SCHEDULES



Schedule 6.1     States of organization and organizational ID numbers

Schedule 6.3     Ownership Interests, Pledges, etc. of Borrowers

Schedule 6.4     Stock owned by Borrowers

Schedule 6.7 Pending or Threatened Litigation or Proceedings Against or Affecting Borrowers

Schedule 6.14 Names (including tradenames) and Addresses of Borrowers, identifying chief executive office

Schedule 6.16    Employee Pension Benefit Plan Obligations of Borrowers

Schedule 6.18    Intellectual Property

Schedule 6.19    Inventory Locations

Schedule 6.23    Environmental Disclosure

Schedule 9.1     Permitted Indebtedness for Borrowed Money

Schedule 9.2     Permitted Guaranty Obligations

Schedule 9.3     Permitted Liens and Security Interests

Schedule 9.4     Permitted Investments